      As filed with the Securities and Exchange Commission on August 2, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------



                   SKY FINANCIAL GROUP, INC.                                       SKY FINANCIAL CAPITAL TRUST I
    (Exact name of Registrant as specified in its charter)           (Exact name of Co-Registrant as specified in its charter)
                             OHIO                                                            DELAWARE
(State or other jurisdiction of incorporation or organization)    (State or other jurisdiction of incorporation or organization)
                             6022                                                              6719
   (Primary Standard Industrial Classification Code Number)          (Primary Standard Industrial Classification Code Number)
                          34-1372535                                                        34-7116869
             (I.R.S. Employer Identification No.)                              (I.R.S. Employer Identification No.)


                             221 SOUTH CHURCH STREET
                            BOWLING GREEN, OHIO 43402
                                 (419) 327-6300
               (Address, including zip code, and telephone number,
            including area code, of Registrant's and Co-Registrant's
                          principal executive offices)

                          -----------------------------

                  W. GRANGER SOUDER, JR., ESQ., GENERAL COUNSEL
                            SKY FINANCIAL GROUP, INC.
                             221 SOUTH CHURCH STREET
                            BOWLING GREEN, OHIO 43402
                                 (419) 327-6300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            M. PATRICIA OLIVER, ESQ.
                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                  4900 KEYTOWER
                                127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1304
                                 (216) 479-8500
                                       AND
                              FRED A. SUMMER, ESQ.
                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                              41 SOUTH HIGH STREET
                              COLUMBUS, OHIO 43215
                                 (614) 365-2700

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                               CALCULATION OF REGISTRATION FEE
=============================================================================================================================
         TITLE OF EACH CLASS OF               AMOUNT TO BE       PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED       OFFERING PRICE PER  AGGREGATE OFFERING    REGISTRATION FEE
                                                                     UNIT (1)            PRICE (1)
-----------------------------------------------------------------------------------------------------------------------------
Exchange Capital Securities of Sky               $60,000              $1,000            $60,000,000           $15,840
Financial Capital Trust I
-----------------------------------------------------------------------------------------------------------------------------
Exchange Junior Subordinated Debentures            --                   --                  --                   --
of Sky Financial Group, Inc.(2)
-----------------------------------------------------------------------------------------------------------------------------
Sky Financial Group, Inc. Exchange                 --                   --                  --                   --
Guarantee with respect to Exchange
Capital Securities(2)
-----------------------------------------------------------------------------------------------------------------------------
Total(3)                                         $60,000              $1,000            $60,000,000 (4)       $15,840
=============================================================================================================================

(1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(f).

(2) No separate consideration will be received for the Exchange Junior Subordinated Debentures of Sky Financial Group, Inc. distributed upon any liquidation of Sky Financial Capital Trust I, and no separate consideration will be received for the Sky Financial Group, Inc. Exchange Guarantee.

(3) This Registration Statement is deemed to cover rights of holders of Exchange Junior Subordinated Debentures under the Indenture, the rights of holders of Exchange Capital Securities of Sky Financial Capital Trust I under an Amended and Restated Declaration of Trust, the rights of holders of such Exchange Capital Securities under the Exchange Guarantee and certain backup undertakings as described in this Registration Statement.

-----------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                              SUBJECT TO COMPLETION
                       PRELIMINARY PROSPECTUS DATED              , 2000

         The following legend shall run sideways down the front cover of the
Prospectus:

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                          SKY FINANCIAL CAPITAL TRUST I

            OFFER TO EXCHANGE ITS 9.34% CAPITAL SECURITIES, SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
      FOR ANY AND ALL OF ITS OUTSTANDING 9.34% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

      FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED IN THIS
                                 PROSPECTUS, BY

                           [SKY FINANCIAL GROUP LOGO]

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00

        P.M., NEW YORK CITY TIME ON                  , 2000, UNLESS EXTENDED.

         Sky Financial Capital Trust I is offering and selling upon the terms and subject to the conditions described in this prospectus, as amended and supplemented from time to time, and in the accompanying letter of transmittal, which together constitute the exchange offer, to exchange up to and including $60,000,000 aggregate liquidation amount of its 9.34% capital securities, Series B, referred to as the exchange capital securities, which have been registered under the Securities Act of 1933, as amended, by a registration statement of which this prospectus is a part, for a like amount of its outstanding 9.34% capital securities, Series A (referred to as the original capital securities) of which $60,000,000 aggregate liquidation amount are issued and outstanding.

         This prospectus and the letter of transmittal are first being mailed to
all holders of the 9.34% capital securities, Series A on or about       , 2000.

         See "Risk Factors" beginning on page 16 to read about the risks that you should consider in deciding whether to tender the 9.34% capital securities, Series A in the exchange offer.

         THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.


                The date of this prospectus is         , 2000

                              AVAILABLE INFORMATION

         Sky Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and, in accordance therewith, we file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may also obtain copies of such material by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, you may also access such information through the Commission's electronic data gathering, analysis and retrieval system, commonly referred to as EDGAR, via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). You may obtain information on the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. Our common stock is traded on the Nasdaq National Market under the symbol "SKYF." You may inspect the reports, proxy statements and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

         No separate financial statements of the Trust have been included in this prospectus and no separate financial statements will be prepared in the future. We do not consider that such financial statements would be material to holders of the securities offered by this prospectus because the Trust: (i) is a newly-formed special purpose entity; (ii) has no operating history or independent operations; and (iii) is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debentures of Sky Financial, issuing the capital and common securities and engaging in incidental activities. We do not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

         This prospectus constitutes a part of a registration statement on Form S-4 filed by us and the Trust with the Commission under the Securities Act of 1933, as amended, also referred to as the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is made to the registration statement and to the exhibits relating to such registration statement for further information with respect to Sky Financial and the exchange securities. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that we have filed with the Commission are incorporated into this prospectus by reference:

         - Sky Financial's Annual Report on Form 10-K for the year ended December 31, 1999; and

         - Sky Financial's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the exchange capital securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may obtain a copy of our filings with the Commission at no cost, by writing or telephoning us at the following address:

                             W. Granger Souder, Jr.
                             Corporate Secretary
                             Sky Financial Group, Inc.
                             221 South Church Street
                             Bowling Green, Ohio 43402

         When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with additional or different information. This prospectus is used to offer and sell the exchange capital securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

         As used in this prospectus, "we" and "us" and "our" refer to Sky Financial Group, Inc. and its consolidated subsidiaries, including Mid Am Bank, Sky Bank and The Ohio Bank and our financial services subsidiaries, depending on the context.

                           FORWARD LOOKING STATEMENTS

         Some of the information presented or incorporated by reference into this prospectus contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to:

         -        economic conditions;
         -        volatility and direction of market interest rates;
         - capital investment in, and operating results of, our non-banking business ventures;
         -        governmental legislation and regulation;
         - material unforeseen changes in the financial condition or results of operations of our customers;
         - customer reaction to, and unforeseen complications with respect to, our restructuring or integration of acquisitions;
         - unforeseen difficulties in realizing expected cost savings from acquisitions;
         - difficulties associated with data conversions in acquisitions or migrations to a single platform system; and
         - other risks identified from time to time in our public documents on file with the Commission.

         Our actual results could vary materially from the future results covered in our forward-looking statements. The statements in the "Risk Factors" section of this prospectus are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause our results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the United States economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. We disclaim any obligation to announce publicly future events or developments that may affect the forward-looking statements in this prospectus.

                                     SUMMARY

         The following information is a summary of the significant terms of the offering of our exchange capital securities. You should carefully read this prospectus to understand fully the terms of the exchange capital securities, as well as the tax and other considerations that are important to you in making a decision about whether to exchange your capital securities. You should pay special attention to the "Risk Factors" section beginning on page 16 of this prospectus to determine whether an investment in the exchange capital securities is appropriate for you.

                            SKY FINANCIAL GROUP, INC.

         We are a registered bank holding company which resulted from the October 2, 1998 merger of equals between Citizens Bancshares, Inc. and Mid Am, Inc. We are a financial services company which has three bank subsidiaries with a total of 205 banking centers and 149 ATMs located in Ohio, southern Michigan, western Pennsylvania and West Virginia. We also own nine financial services subsidiaries which engage in lines of business which are closely related to banking. Based on total assets as of December 31, 1999, we were the seventh largest bank holding company based in Ohio. Through our banking subsidiaries, we offer a wide range of lending, depository, trust and related financial services to individual and business customers. Through our financial subsidiaries, we offer specialty lending, investment, trust, collection and related financial services to individual and business customers.

         Our corporate philosophy is to encourage our subsidiaries to operate as locally-oriented, community-based financial service affiliates, augmented by experienced, centralized support from us in selected critical areas. This local market orientation is reflected in our bank subsidiaries' boards of directors and branch banking centers, which generally have advisory boards comprised of local business persons, professionals and other community representatives that assist the banking centers in responding to local banking needs. Our bank subsidiaries concentrate on customer service and business development, while relying on our support in identifying operational areas that can be centralized effectively without sacrificing the benefits of a local orientation.

         Our market area is economically diverse, with a base of manufacturing, service industries, transportation and agriculture, and is not dependent upon an single industry or employer. Similarly, our customer base is diverse, and we and our subsidiaries are not dependent upon any single industry or upon any single customer.

         Our strategic plan includes expansion, market diversification and growth of our fee-based income through internal business formations, internal growth and through acquisitions of financial institutions, branches and financial service businesses.

                          SKY FINANCIAL CAPITAL TRUST I

         Sky Financial Capital Trust I is a statutory business trust created under Delaware law pursuant to a trust agreement and upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the property trustee, the Delaware trustee and the three individual administrative trustees (who are officers of Sky Financial). The Trust exists for the exclusive purposes of:

         - issuing and selling the original capital securities and the exchange capital securities, collectively referred to as the capital securities, and the common securities;

         - using the proceeds from the sale of the capital securities and the common securities to acquire the junior subordinated debentures issued by Sky Financial; and

         - engaging in only those other activities necessary, advisable or incidental to the above.

Accordingly, the junior subordinated debentures will be the sole assets of the Trust, and payments under the junior subordinated debentures will be the sole revenues of the Trust.

         All of the common securities of the Trust will be owned by Sky
Financial.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER..............    Up to and including $60,000,000 aggregate
                                    liquidation amount of exchange capital
                                    securities are being offered in exchange for a like aggregate liquidation amount of original capital securities. Original capital securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 original capital securities) or any integral multiple of $1,000 (one original capital security) in excess of $100,000. Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus our $60,000,000 aggregate principal amount of junior subordinated debentures, Series B, also referred to as the original junior subordinated debentures, for a like aggregate principal amount of our junior subordinated debentures, Series A, also referred to as the exchange debentures.
                                    We refer to the original junior subordinated debentures and the exchange debentures collectively as the junior subordinated debentures.

 .                                   We, together with the Trust, are making the
                                    exchange offer in order to satisfy our
                                    respective obligations under the
                                    registration rights agreement relating to the original capital securities. For a description of the procedures for tendering original capital securities, please read "The Exchange Offer - Procedures for Tendering Original Capital Securities."

EXPIRATION DATE.................    5:00 p.m., New York City time, on , 2000
                                    unless the exchange offer is extended by us and the Trust, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

CONDITIONS TO THE EXCHANGE
   OFFER........................    The exchange offer is subject to certain
                                    conditions, which may be waived by us and the Trust in our sole discretion. The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered.

TERMS OF THE EXCHANGE
   OFFER........................    We and the Trust reserve the right in our
                                    sole and absolute discretion, subject to applicable law, at any time and from time to time, to:

                                    -      delay the acceptance of the original
                                           capital securities,

                                    -      terminate the exchange offer if
                                           certain specified conditions have not
                                           been satisfied,

                                    -      extend the expiration date of the
                                           exchange offer, subject, however, to
                                           the right of holders of original
                                           capital securities to withdraw their
                                           tendered original capital securities,
                                           or

                                    -      waive any condition or otherwise
                                           amend the terms of the exchange offer
                                           in any respect.

WITHDRAWAL RIGHTS...............    Tenders of original capital securities may
                                    be withdrawn at any time on or prior to the expiration date by delivering a written notice of such withdrawal to the exchange agent in conformity with certain procedures as set forth under "The Exchange Offer -
                                    Withdrawal Rights."

PROCEDURES FOR TENDERING
   ORIGINAL CAPITAL SECURITIES..    Certain brokers, dealers, commercial banks,
                                    trust companies and other nominees who hold original capital securities through The
                                    Depository Trust Company, or DTC, must
                                    effect tenders by book-entry transfer
                                    through DTC's Automated Tender Offer
                                    Program, or ATOP. Beneficial owners of
                                    original capital securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender original capital securities under the exchange offer.
                                    Tendering holders of original capital
                                    securities that do not use ATOP must
                                    complete and sign a letter of transmittal in accordance with the instructions contained in such letter and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the certificates of the original capital securities to be tendered or in compliance with the specified procedures for guaranteed delivery of original capital securities.
                                    Tendering holders of original capital
                                    securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the letter of transmittal. Letters of transmittal and certificates representing original capital securities should not be sent to us or the Trust. Such documents should only be sent to the exchange agent.

RESALES OF EXCHANGE
   CAPITAL SECURITIES...........    We and the Trust are making the exchange
                                    offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions.
                                    However, neither we nor the Trust have
                                    sought our own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, and subject to the two immediately following sentences, we and the Trust believe that exchange capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder of such exchange capital securities, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the
                                    Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, within the meaning of the Securities Act, of such exchange capital securities. However, any holder of original capital securities who is an affiliate of us or the Trust or who intends to participate in the exchange offer for the purpose of distributing the exchange capital securities, or any broker-dealer who purchased the original capital securities from the Trust with the intention of reselling pursuant to Rule 144A or any other available exemption under the Securities
                                    Act:

                                      -    will not be able to rely on the
                                           interpretations of the staff of the
                                           Commission set forth in the
                                           above-mentioned interpretive letters;

                                      -    will not be permitted or entitled to
                                           tender such original capital
                                           securities in the exchange offer; and

                                      -    must comply with the registration and
                                           prospectus delivery requirements of
                                           the Securities Act in connection with
                                           any sale or other transfer of such
                                           original capital securities unless
                                           such sale is made in reliance on an
                                           exemption from such requirements.

                                    In addition, as described in this
                                    prospectus, if any broker-dealer holds
                                    original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange capital securities.

                                    Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that:

                                      -    it is not an affiliate of us or the
                                           Trust;

                                      -    any exchange capital securities to be
                                           received by it are being acquired in
                                           the ordinary course of its business;

                                      -    it has no arrangement or
                                           understanding with any person to
                                           participate in a distribution, within
                                           the meaning of the Securities Act, of
                                           such exchange capital securities; and

                                      -    if such holder is not a
                                           broker-dealer, such holder is not
                                           engaged in, and does not intend to
                                           engage in, a distribution, within the
                                           meaning of the Securities Act, of
                                           such exchange capital securities.

                                    Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Exchange Act in connection with any resale of such exchange capital securities. See "Plan of Distribution."

                                    The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, we and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities that represent an unsold allotment from the initial sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement and to the limitations described in this prospectus under "The Exchange Offer - Resales of Exchange Capital Securities," we and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances, or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. Any participating broker-dealer who is an affiliate of us or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

 EXCHANGE AGENT.................    The exchange agent with respect to the
                                    exchange offer is the property trustee of the Trust, Wilmington Trust Company. The address, telephone and facsimile number of the exchange agent are set forth in "The
                                    Exchange Offer - Exchange Agent" and in the letter of transmittal.

USE OF PROCEEDS.................    Neither we nor the Trust will receive any
                                    cash proceeds from the issuance of the
                                    exchange capital securities.

CERTAIN FEDERAL INCOME
   TAX CONSIDERATIONS...........    The exchange of original capital securities
                                    for exchange capital securities will not be a taxable exchange for federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of such exchange.

ERISA CONSIDERATIONS............    You should review the information set forth
                                    under "ERISA Considerations" prior to
                                    tendering original capital securities in the exchange offer.


                         THE EXCHANGE CAPITAL SECURITIES

SECURITIES OFFERED..............    Up to $60,000,000 aggregate liquidation
                                    amount of exchange capital securities,
                                    liquidation amount $1,000 per exchange
                                    capital security, will have been registered under the Securities Act. The exchange capital securities will be issued, as were the original capital securities, under the amended and restated declaration of trust, dated as of March 31, 2000, as amended, relating to the Trust by and among us, as sponsor, Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and the administrative trustees, also referred to as the trust agreement. The exchange capital securities and any original capital securities that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount have taken certain actions or exercised certain rights under the trust agreement. The terms of the exchange capital securities are identical in all material respects to the terms of the original capital securities, except that the exchange capital securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the original capital securities and will not provide for any increase in the distribution rate.

DISTRIBUTIONS...................    You will be entitled to receive cumulative
                                    cash distributions at the annual rate of 9.34% of the liquidation amount of $1,000 per exchange capital security. Distributions will accumulate from the date the Trust issued the original capital securities and will be paid semi-annually in arrears on May
                                    1st and November 1st of each year, beginning on November 1, 2000. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. In the event the exchange offer is consummated prior to the first record date, October 15, 2000, each exchange capital security will pay cumulative distributions from and after March 31, 2000 and no distributions will be paid on any original capital security tendered for an exchange capital security. However, in the event the exchange offer is consummated after October 15, 2000, distributions will be paid on the original capital securities accumulated from and after March 31 through November 1, 2000, and distributions will be paid on the exchange capital securities from and after November 1, 2000. The amount of each distribution with respect to the capital securities will include amounts accrued to, but excluding the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange.

DEFERRAL PERIODS................    So long as no event of default under the
                                    exchange debentures has occurred and is
                                    continuing, we have the right, at one or more times, to defer interest payments on the exchange debentures for up to 10 consecutive semi-annual periods. All deferrals will end on an interest payment date and will not extend beyond May 1, 2030, the stated maturity date of the exchange debentures.

                                    If we defer interest payments on the
                                    exchange debentures, the Trust will also defer distributions on the exchange capital securities. During this deferral period, the exchange debentures will continue to accrue interest and the exchange capital securities will continue to accumulate distributions. During a deferral period, you will also accumulate additional distributions at the annual rate of 9.34% on any accumulated and unpaid distributions, to the extent permitted by law. If the Trust defers your distributions, you will still be required to accrue interest income and include it in your gross income for federal income tax purposes, even if you are a cash basis taxpayer.

RANKING.........................    Our obligations under the exchange
                                    debentures are unsecured and subordinated to payment of our senior and subordinated debt, to the extent and in the manner set forth in the indenture, dated as of March 31, 2000, as amended and supplemented from time to time, between us and Wilmington Trust
                                    Company, as debenture trustee, relating to the exchange debentures, also referred to as the indenture, and will be effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including our bank subsidiaries' deposit liabilities.

EXCHANGE GUARANTEE..............    We are offering to exchange our guarantee,
                                    also referred to as the exchange guarantee, of payments of cash distributions and payments in liquidation of the Trust or redemption of the exchange capital securities for the existing guarantee, also referred to as the original guarantee, in respect of the original capital securities.
                                    We refer to the original guarantee and the exchange guarantee collectively as the guarantees. Under the trust agreement creating the Trust, our exchange debentures and related indenture and our exchange guarantee, we irrevocably and unconditionally guarantee:

                                      -    payment of distributions on the
                                           exchange capital securities;

                                      -    payments on liquidation of the Trust;
                                           and

                                      -    payments on maturity or earlier
                                           redemption of the exchange capital
                                           securities.

                                    If we do not make a payment on the exchange debentures, the Trust will not have sufficient funds to make payments on the exchange capital securities. Our exchange guarantee does not assure the payment of distributions when the Trust does not have sufficient funds to pay the distributions. Our obligations under the exchange guarantee are unsecured and subordinated to payment of our senior and subordinated debt and will be effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including our bank subsidiaries' deposit liabilities.

DISTRIBUTION OF EXCHANGE
   DEBENTURES...................    At any time, we will have the right, subject
                                    to receipt of any required regulatory
                                    approval, to liquidate the Trust and cause the exchange debentures to be distributed to holders of exchange capital securities and common securities in liquidation of the Trust. The exchange debentures and the exchange capital securities will have identical terms and conditions. We will, for instance, have the same rights, subject to the receipt of any required regulatory approval, to redeem such exchange debentures as if the exchange debentures were held by the Trust.

                                    In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust in which the exchange debentures are not distributed to you, then you, as the holders of the exchange capital securities, will be entitled to receive for each exchange capital security, after satisfaction of creditors of the Trust, a liquidation amount of $1,000, plus accumulated and unpaid distributions thereon (including interest thereof) to the date of payment. The Trust will be able to make this distribution in cash only if the exchange debentures are redeemed by us.

MATURITY AND REDEMPTION.........    The exchange debentures will mature on May
                                    1, 2030, which date may be shortened to a date not earlier than May 1, 2010 if certain conditions are met. The Trust will redeem the exchange capital securities when we pay the exchange debentures at maturity or redeem the exchange securities at a distribution date on or after May 1, 2010.

                                    Our ability to redeem some or all of the exchange debentures on or after May 2, 2010 is subject to certain conditions. In addition, we may redeem the exchange debentures at our option, in whole but not in part:

                                      -     if certain tax events occur;

                                      -     if there is a change in the way the
                                            exchange debentures would be treated
                                            for regulatory capital purposes; or

                                      -     if there is a change in the
                                            Investment Company Act of 1940 that
                                            requires the Trust to register under
                                            that law.

                                    We may have to obtain regulatory approvals, including the approval of the Ohio Division of Financial Institutions, before we redeem any exchange debentures prior to maturity. If we redeem the exchange debentures, you will receive the liquidation amount of $1,000 per exchange capital security plus any accrued and unpaid distributions to the date of redemption, and if such redemption occurs prior to May 1, 2020, you will be entitled to a premium.

TRANSFER RESTRICTION............    The exchange capital securities will be
                                    issued, and may be transferred, only in
                                    blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities). Any such transfer of exchange capital securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ABSENCE OF MARKET FOR
   THE EXCHANGE CAPITAL
      SECURITIES................    The exchange capital securities will be a
                                    new issue of securities for which there is no market. Although Sandler O'Neill &
                                    Partners, L.P., the initial purchaser,
                                    intends to make a market in the exchange capital securities in a manner permitted under applicable securities laws, it is not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange capital securities. Neither we nor the Trust intend to apply for listing of the exchange capital securities on any securities exchange or for quotation through the Nasdaq
                                    Stock Market.

RATINGS.........................    The exchange capital securities have been
                                    rated "baa1" by Moody's Investors Service,
                                    "BB+" by Standard & Poor's, "BBB-" by Duff &
                                    Phelps Credit Rating Co. and "BBB" by
                                    Thomson Financial BankWatch. We have not requested that any rating agency rate the exchange capital securities other than as stated above. If another rating agency were to rate the exchange capital securities, such rating agency may assign a rating different from the rating described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

ERISA CONSIDERATIONS............    For a discussion of certain prohibited
                                    transactions and fiduciary duty issues
                                    pertaining to purchases by or on behalf of an employee benefit plan, you should see
                                    "ERISA Considerations."

VOTING RIGHTS...................    As a holder of the exchange capital
                                    securities, you will have no voting rights, except in limited circumstances. You should read "Description of Exchange Capital
                                    Securities - Voting Rights; Amendment of the
                                    Trust Agreement" for more information.

RISK FACTORS....................    For a discussion of considerations relevant
                                    to an investment in the capital securities or the exchange of original capital securities for exchange capital securities which should be carefully considered by you, please read "Risk Factors."

                         SUMMARY SELECTED FINANCIAL DATA

         The following selected consolidated financial data for the five years ended December 31, 1999 is derived from our audited consolidated financial statements. The financial data for the three-month periods ended March 31, 2000 and 1999 are derived from our unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference in this prospectus.


                                                                     YEAR ENDED DECEMBER 31,
                                            -----------------------------------------------------------------------
                                               1999           1998          1997            1996             1995
                                               ----           ----          ----            ----             ----
                                                 (Dollars in thousands, except shares, per share and ratio data)

CONSOLIDATED STATEMENT OF INCOME:
Interest income........................  $    573,595   $     575,695   $    545,619   $    515,699    $    490,472
Interest expense.......................       269,950         285,912        266,656        246,421         235,980
                                         ------------   -------------   ------------   ------------    ------------
Net interest income....................       303,645         289,783        278,963        269,278         254,492
Provision for credit losses............        20,712          31,992         18,859         18,746          12,414
                                         ------------   -------------   ------------   ------------    ------------
Net interest income after provision
     for credit losses.................       282,933         257,791        260,104        250,532         242,078
Other income...........................       124,342         124,550        108,316         85,591          63,993
Other expenses.........................       302,497         306,567        230,523        215,365         193,736
                                         ------------   -------------   ------------   ------------    ------------
Income before income taxes.............       104,778          75,774        137,897        120,758         112,335
Income taxes...........................        33,596          23,811         43,679         37,202          34,951
                                         ------------   -------------   ------------   ------------    ------------
Net income.............................  $     71,182   $      51,963   $     94,218   $     83,556    $     77,384
                                         ============   =============   ============   ============    ============
Net income available to common
     Shareholders......................  $     71,182   $      51,963   $     93,613   $     81,149    $     74,633
                                         ============   =============   ============   ============    ============

PER COMMON SHARE:(1)
Basic net income.......................  $       0.91   $       0.67    $       1.19   $       1.04    $      0.95
Diluted net income.....................          0.90           0.66            1.17           1.02           0.93
Cash dividends declared................          0.77           0.59            0.46           0.35           0.21
Book value at year end.................          7.27           7.85            8.02           7.32           7.01
Weighted average shares outstanding
     basic.............................    78,125,000      77,963,000     78,455,000     77,950,000      78,686,000
Weighted average shares outstanding
      diluted..........................    78,885,000      78,997,000     80,263,000     81,885,000      82,849,000

CONSOLIDATED STATEMENT OF
CONDITION (YEAR END):
Total assets...........................  $  8,063,756   $   8,033,266   $  7,267,164   $  6,874,621    $  6,547,273
Securities available for sale..........     1,868,839       2,126,833      1,499,694      1,396,604       1,291,558
Securities held to maturity............            --          23,910        381,209        450,662         424,811
Loans held for sale....................         9,006          96,221         59,453        148,510          23,828
Loans, net of unearned income..........     5,477,494       5,110,827      4,814,884      4,512,070       4,292,657
Allowance for credit losses............        86,750          80,748         66,553         60,080          55,029
Deposits...............................     5,758,691       6,006,912      5,520,937      5,367,457       5,408,702
Debt and FHLB advances.................       964,557         665,906        556,826        280,989         290,021
Total shareholders' equity.............       566,331         611,713        632,865        602,133         588,138

                                                                   YEAR ENDED DECEMBER 31
                                                                   ----------------------
                                               1999           1998          1997            1996             1995
                                               ----           ----          ----            ----             ----
                                                               (Dollars in thousands, except ratio data)

SELECTED FINANCIAL RATIOS:
Return on average assets(2) .............        0.91%          0.68%           1.34%          1.25%          1.21%
Return on average shareholders' equity(3)       11.60           8.14           15.70          15.30          15.29
Dividend pay-out ratio...................       78.98          86.95           38.76          37.69          36.25
Net interest margin, fully taxable equivalent    4.28           4.16            4.30           4.38           4.34
Average loans to average deposits........       91.01          86.29           88.13          84.49          82.56
Average shareholders' equity to average
     assets..............................        7.83           8.33            8.67           8.15           7.92
Allowance for credit losses to period end
     loans...............................        1.58           1.58            1.38           1.33           1.28
Allowance for loan losses to total
     nonperforming loans.................      445.10         517.75          404.45         309.10         252.69
Nonperforming loans to period end loans          0.36           0.31            0.34           0.43           0.51
Net charge-offs to average loans ........
                                                 0.28           0.36            0.26           0.31           0.26
RATIO OF EARNINGS TO FIXED CHARGES:(4)
Including interest on deposits............       1.66 x         1.50 x          1.50 x         1.52 x         1.48 x
Excluding interest on deposits............       3.45           3.15            3.38           3.49           4.11

---------------

(1) Per share data has been restated to reflect all stock dividends and stock splits.

(2) Excluding the effects of non-recurring charges and income, the return on average assets was 1.58%, 1.29%, and 1.27% for the years ended December 31, 1999, 1998 and 1997, respectively.

(3) Excluding the effects of non-recurring charges and income, the return on average equity was 20.18%, 15.54%, and 14.88% for the years ended December 31, 1999, 1998 and 1997, respectively.

(4) For purposes of computing the ratios of earnings to fixed charges, earnings represent operating earnings, excluding non-recurring gains, merger and restructuring expenses and non-recurring provisions for credit losses plus fixed charges and total taxes based on operating income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.


                                                      THREE MONTHS ENDED MARCH 31,
                                                      ----------------------------
                                                        2000              1999
                                                        ----              ----
                                         (Dollars in thousands, except shares, per share and ratio data)
CONSOLIDATED STATEMENT OF INCOME:
Interest income ............................       $   148,737       $   140,907
Interest expense ...........................            72,437            67,362
                                                   -----------       -----------
Net interest income ........................            76,300            73,545
Provision for credit losses ................             4,337             4,190
                                                   -----------       -----------
Net interest income after provision for
     credit losses .........................            71,963            69,355
Other income ...............................            30,617            31,261
Other expenses .............................            57,406            56,955
                                                   -----------       -----------
Income before income taxes .................            45,174            43,661
Income taxes ...............................            14,068            13,780
                                                   -----------       -----------
Net income .................................       $    31,106       $    29,881
                                                   ===========       ===========
Net income available to common
     Shareholders ..........................       $    31,106       $    29,881
                                                   ===========       ===========

PER COMMON SHARE:(1)
Basic net income ...........................       $      0.40       $      0.38
Diluted net income .........................              0.40              0.38
Weighted average shares outstanding
     basic .................................        77,620,000        77,998,000
Weighted average shares outstanding
     diluted ...............................        77,986,000        78,837,000

CONSOLIDATED STATEMENT OF
CONDITION (QUARTER END):
Total assets ...............................       $ 8,031,294       $ 7,674,691
Securities available for sale ..............         1,809,551         2,010,601
Securities held to maturity ................               -0-               -0-
Loans held for sale ........................             5,715            20,975
Loans, net of unearned income ..............         5,571,210         5,079,605
Allowance for credit losses ................            87,830            82,168
Deposits ...................................         5,798,902         5,768,309
Debt and FHLB advances .....................           882,404           835,108
Total shareholders' equity .................           571,127           621,237

                                                           THREE MONTHS ENDED MARCH 31,
                                                               2000           1999
                                                               ----             ----
                                            (Dollars in thousands, except shares, per share and ratio data)

SELECTED FINANCIAL RATIOS:
Return on average assets ...........................            1.57%         1.55%
Return on average shareholders' equity .............           21.85         19.48
Dividend pay-out ratio .............................           50.10         43.67
Net interest margin, fully taxable equivalent ......            4.26          4.23
Average loans to average deposits ..................           96.46         87.90
Average shareholders' equity to average
     assets ........................................            7.19          7.97
Allowance for credit losses to period end
     loans .........................................            1.58          1.62
Allowance for loan losses to total
     nonperforming loans ...........................          374.33        511.28
Nonperforming loans to period end loans ............            0.42          0.32
Net charge-offs to average loans ...................            0.24          0.22

RATIO OF EARNINGS TO FIXED CHARGES:(2)
Including interest on deposits .....................            1.62 x        1.65 x
Excluding interest on deposits .....................            3.05          3.64

(1) Per share data has been restated to reflect all stock dividends and stock splits.

(2) For purposes of computing the ratios of earnings to fixed charges, earnings represent operating earnings, excluding non-recurring gains, merger and restructuring expenses and non-recurring provisions for credit losses plus fixed charges and total taxes based on operating income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                  RISK FACTORS

         Prospective purchasers of the exchange capital securities should carefully review the information contained elsewhere in, or incorporated by reference in, this prospectus and should particularly consider the following factors, which do not necessarily appear in the order of importance. Investors should consider all of these factors to be important. Because holders of the exchange capital securities may receive exchange debentures in exchange therefor upon liquidation of the Trust, prospective purchasers of the exchange capital securities are also making an investment decision with regard to the exchange debentures and should carefully review all the information regarding the exchange debentures contained in this prospectus.

RISKS RELATED TO YOUR INVESTMENT IN THE EXCHANGE CAPITAL SECURITIES

SKY FINANCIAL CANNOT MAKE PAYMENTS UNDER THE EXCHANGE GUARANTEE OR THE EXCHANGE DEBENTURES IF SKY FINANCIAL DEFAULTS ON ITS OBLIGATIONS THAT ARE MORE SENIOR.

         Our obligations under the exchange guarantee and the exchange debentures are unsecured and rank:

         - junior to all of our other borrowings, except those borrowings that by their terms are equal or junior;

         - junior to all of our subsidiaries' liabilities, including our bank subsidiaries' deposit accounts; and

         -        senior to our common stock and preferred stock.

         This means that we cannot pay under the exchange guarantee or the exchange debentures if we default on payments of any of our other borrowings, unless, by their terms, those borrowings are equal or junior to the exchange guarantee. In addition, if the maturity of the exchange debentures is accelerated, we cannot pay under the exchange guarantee or the exchange debentures until all of our senior indebtedness is paid in full. Finally, if we liquidate, go bankrupt or dissolve, we would be able to pay under the exchange guarantee and the exchange debentures only after we have paid all of our liabilities that are senior to the exchange guarantee.

         If we default on our obligations to pay principal, premium or interest on the exchange debentures, the Trust will not have sufficient funds to make distribution, redemption or liquidation payments on the exchange capital securities. As a result, you will not be able to rely upon our exchange guarantee for payment of these amounts. Instead, you or the property trustee may enforce the rights of the Trust under the exchange debentures against us.

         The exchange capital securities, exchange guarantee, exchange debentures and the indenture do not limit our ability to incur additional debt, including debt that is senior in priority of payment.

         The ability of the Trust to make payments due on the exchange capital securities is solely dependent on us making payments on the exchange debentures as and when required.

         For more information on payments under the exchange guarantee and the exchange debentures, you should refer to "Description of Exchange Guarantee -- Status of the Exchange Guarantee" and "Description of Exchange Debentures -- Subordination."

BANKING LAWS AND REGULATIONS LIMIT SKY FINANCIAL'S ACCESS TO FUNDS, WHICH MAY PREVENT SKY FINANCIAL FROM MAKING PAYMENTS UNDER THE EXCHANGE DEBENTURES AND THE EXCHANGE GUARANTEE.

         We are a registered bank holding company regulated by the Board of Governors of the Federal Reserve System and our bank subsidiaries are regulated by the Ohio Division of Financial Institutions (the Ohio Bank Regulator). We rely primarily on dividends from our bank subsidiaries to meet our obligations for payment of corporate expenses, to pay cash dividends to our common shareholders and to engage in share repurchase programs, and will rely on such dividends to pay principal, premium and interest on the exchange debentures and make payments under the exchange guarantee. The Ohio Bank Regulator limits all capital distributions by our bank subsidiaries directly or indirectly to us, including dividend payments. Each bank subsidiary is required by law to obtain the prior approval of the Ohio Bank Regulator for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank will exceed the total of:

         - such bank's net profits (as defined and interpreted by regulation) for that year, plus

         - the retained net profits (as defined and interpreted by regulation) for the preceding two years.

         The payment of dividends by us and our subsidiaries is also affected by various regulatory requirements and policies, such as the requirement to maintain capital at or above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending upon the financial condition of the bank, could include payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board and the Ohio Bank Regulator have each indicated that paying dividends that deplete a bank's capital base to an inadequate level should be an unsafe and unsound banking practice. The Federal Reserve Board, Ohio Bank Regulator and Federal Deposit Insurance Corporation have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

         At December 31, 1999, we had approximately $40.6 million available to us for the payment of dividends without further approval from the Ohio Bank Regulator. As of the same date, we had approximately $134 million of "Senior Debt" that ranks senior to the exchange capital securities and $48.6 million of debt that ranks parri passu with the exchange capital securities.

         We cannot assure you that our bank subsidiaries will be able to pay dividends at past levels, or at all, in the future. See the section entitled "Regulation and Supervision" in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated in this prospectus by reference.

         In addition to regulatory restrictions on the payment of dividends, the Bank Holding Company Act of 1956, as amended, imposes certain restrictions on dealings by affiliated banks with the holding company and among themselves, including restrictions on interbank borrowing and upon dealings in respect of the securities or obligations of the holding company or other affiliates.

         If we do not receive sufficient cash dividends or borrowings from our bank subsidiaries, then it is unlikely that we will have sufficient funds to make payments on the exchange debentures and the exchange guarantee, thereby leaving insufficient funds for the Trust to make payments to you on the exchange capital securities.

SKY FINANCIAL CAN DEFER INTEREST PAYMENTS ON THE EXCHANGE DEBENTURES, CAUSING YOUR PAYMENTS UNDER THE EXCHANGE CAPITAL SECURITIES TO STOP, WHICH WILL HAVE TAX CONSEQUENCES TO YOU AND MAY AFFECT THE MARKET PRICE OF THE EXCHANGE CAPITAL SECURITIES.

         We have the right, at one or more times, unless an event of default exists under the exchange debentures, to defer interest payments on the exchange debentures for up to 10 consecutive semi-annual periods, but not beyond the maturity date. If we defer interest payments, the Trust will defer paying distributions to you on your exchange capital securities during the deferral period. Additionally, during this period, any unpaid distributions on the exchange capital securities will accumulate additional distributions at the rate of .25% per year, compounded semi-annually, to the extent permitted by law. During this time, we will be prohibited from declaring or paying cash dividends on our common shares and making payments on certain of our debt securities. For more information, please refer to "Description of Exchange Capital Securities -- Distributions."

         When any deferral period ends and we pay all interest then accrued and unpaid on the exchange debentures, we may elect to begin a new deferral period. There is no limitation on the number of times that we may elect to begin a deferral period. See "Description of Exchange Capital Securities -- Distributions" and "Description of Exchange Debentures -- Option to Extend Interest Payment Date."

         If we exercise our right to defer payments of interest on the exchange debentures, you will be required to accrue income (as original issue discount) in respect of the deferred stated interest allocable to your exchange capital securities for federal income tax purposes, which will be allocated but not distributed to you. As a result, you will be required to recognize income for federal income tax purposes before you receive any cash. Furthermore, if you dispose of your exchange capital securities prior to the record date for the distribution payment, you will not receive, from the Trust, the cash related to this interest income.

         As a result of our right to defer interest payments, the market price of the exchange capital securities, which represent preferred beneficial interests in the assets of the Trust, may be more volatile than the market prices of other securities that are not subject to such deferral options. We do not currently intend to exercise our right to defer interest payments on the exchange debentures. However, if we exercise this right in the future, the market price of the exchange capital securities will probably be affected. The exchange capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the exchange debentures. If you sell your exchange capital securities during a deferral period, you may not receive the same return on your investment as someone who continues to hold the exchange capital securities.

THE TRUST MAY REDEEM THE EXCHANGE CAPITAL SECURITIES PRIOR TO MAY 2010.

         If there are changes in the bank regulatory, investment company or tax laws prior to May 1, 2010 that would adversely affect the status of the Trust, the exchange capital securities or the exchange debentures, we have the right to redeem the exchange debentures, in whole but not in part. Our redemption of the exchange debentures will cause the Trust to redeem the exchange capital securities prior to maturity on May 1, 2030.

         Our ability to cause the redemption of the exchange capital securities under these circumstances is subject to us receiving all required regulatory approvals. For more information concerning events which may cause the redemption of the exchange debentures and prepayment of the exchange capital securities, you should refer to "Description of the Exchange Capital Securities -- Redemption."

DISTRIBUTION OF EXCHANGE DEBENTURES MAY HAVE A POSSIBLE ADVERSE EFFECT ON TRADING PRICE.

         We have the right to dissolve the Trust at any time if such dissolution and any distribution of the exchange debentures would not result in a taxable event to the holders of the exchange capital securities. If we dissolve the Trust, the Trust will be liquidated by distribution of the exchange debentures to holders of the exchange capital securities and the common securities.

         Under current federal income tax laws, a distribution of exchange debentures to you on the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is classified for federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of exchange debentures to you would be a taxable event. In addition, if there is a change in law, a distribution of exchange debentures to you on the dissolution of the Trust could also be a taxable event.

         Your investment in the exchange capital securities may decrease in value if the exchange debentures are distributed to you in liquidation of the Trust. We cannot predict the liquidity of the market price or market prices for the exchange debentures that may be distributed. Accordingly, the exchange debentures that you receive upon a distribution, or the exchange capital securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the exchange capital securities.

         Because you may receive the exchange debentures, you must also make an investment decision with regard to the exchange debentures. Therefore, you should carefully review all of the information regarding the exchange debentures contained in this prospectus.

YOU WILL HAVE LIMITED VOTING RIGHTS.

         As a holder of exchange capital securities, you will have limited voting rights. You can vote only to modify the exchange capital securities or on the removal of the property and Delaware trustees of the Trust in a limited number of events. We, along with the property trustee and the administrative trustees, may amend the trust agreement without your consent if these actions do not adversely affect your rights, to ensure that the Trust:


         - will continue to be classified as a grantor trust for federal income tax purposes; and

         - will not be required to register as an "investment company" under the Investment Company Act of 1940.

         You will not have any voting rights regarding Sky Financial or the administrative trustees or with respect to any matters submitted to a vote of our common shareholders. See "Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement" and "-- Removal of Issuer Trustees" for more information on your limited voting rights.

TRADING CHARACTERISTICS OF THE EXCHANGE CAPITAL SECURITIES MAY CREATE ADVERSE TAX CONSEQUENCES FOR YOU.

         The exchange capital securities may trade at a price that does not reflect the value of the accrued but unpaid interest on the underlying exchange debentures. If you dispose of your exchange capital securities between the record date and the payment date for payments on the exchange capital securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the exchange debentures allocable to the exchange capital securities through the date of disposition in your income. If interest on the exchange debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying exchange debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss which cannot be applied to offset ordinary income for federal income tax purposes, subject to exceptions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemptions of Exchange Capital Securities" for more information on possible adverse tax consequences to you.

YOUR FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES MAY ADVERSELY AFFECT YOUR ABILITY TO SELL SUCH SECURITIES.

         The original capital securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the applicable securities laws or in a transaction not subject to such laws, and in each case in compliance with certain other conditions and restrictions. Original capital securities which remain outstanding after the consummation of the exchange offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the exchange offer, holders of original capital securities which remain outstanding will not be entitled to any rights to have such original capital securities registered under the Securities Act or to any similar rights under the registration rights agreement, subject to certain limited exceptions. We and the Trust do not intend to register under the Securities Act any original capital securities which remain outstanding after consummation of the exchange offer, subject to such limited exceptions, if applicable. To the extent that original capital securities are tendered and accepted in the exchange offer, your ability to sell untendered original capital securities could be adversely affected.

         The exchange capital securities and any original capital securities which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the trust agreement. See "Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement."

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON RESALE.

         The original capital securities were issued to, and we believe such securities are currently owed by, a relatively small number of beneficial owners. The original capital securities have not been registered under the Securities Act and are subject to restrictions on transferability if they are not exchanged for the exchange capital securities. Although the exchange capital securities may be resold or otherwise transferred by the holders, who are not affiliates of Sky Financial or the Trust, without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market and will be transferable only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities).

         If a public trading market develops, future trading prices of the exchange capital securities will depend on many factors, including, among others, prevailing interest rates, our operating results and the market for similar securities. The initial purchaser has informed the Trust and us that it intends to make a market in the capital securities. However, the initial purchaser is not obligated to do so and any such activity may be terminated at any time without notice to the holders of the capital securities. In addition, any market-making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the exchange offer. Accordingly, we cannot assure you that an active public or other market will develop for the exchange capital securities, or as to the liquidity of or the trading market for the exchange capital securities. If an active public market does not develop, the market and the liquidity of the exchange capital securities may be adversely affected. In addition, neither we nor the Trust intend to apply for listing of the exchange capital securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc. See "Plan of Distribution."

         Notwithstanding the registration of the exchange capital securities in the exchange offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of us or the Trust may publicly offer for sale or resell the exchange capital securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale or such exchange capital securities. See "Plan of Distribution."

         We are not obligated to notify you of defects or irregularities in the exchange offer procedures.

         Subject to conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," issuance of the exchange capital securities in exchange for original capital securities under the exchange offer will be made only after a timely receipt by the Trust of:

         - a book-entry confirmation evidencing the tender of such original capital securities through ATOP; or

         - certificates representing such original capital securities, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents.

Therefore, holders of the original capital securities desiring to tender such original capital securities should allow sufficient time to ensure timely delivery. See "The Exchange Offer - Acceptance for Exchange and Issuance of Exchange Capital Securities" and "-- Procedures for Tendering Original Capital Securities." Neither we nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of original capital securities for exchange.

RISKS RELATING TO SKY FINANCIAL AND ITS SUBSIDIARIES

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY DOWNTURNS IN THE LOCAL ECONOMIES ON WHICH WE DEPEND.

         Our loan portfolio is concentrated in the northern Ohio, western Pennsylvania and northern West Virginia regions. Our profits depend on providing products and services to customers in these local regions. An increase in unemployment, a decrease in real estate values or further increases in interest rates could weaken the local economy. Weakness in our market area could depress our earnings and consequently our financial condition because:

         -        customers may not want or need our products and services;

         -        borrowers may not be able to repay their loans;

         - the value of the collateral securing our loans to borrowers may decline; and

         -        the quality of our loan portfolio may decline.


DIFFICULTY IN INTEGRATING ACQUIRED BUSINESSES MAY ADVERSELY AFFECT OUR FUTURE FINANCIAL RESULTS.

         Managing growth through acquisitions is a difficult process that includes integration and training of personnel, developing common products and pricing, combining office and operations policies and procedures, data processing conversions and various other matters. While we have completed four acquisitions since October 31, 1998, we have not yet converted to a common data processing system nor have we fully integrated various operating policies and procedures. Additionally, we currently conduct business using multiple names and charters. As such, we have not yet realized operating efficiencies available from eliminating these redundancies and, as a result, our marketing and business development activities are not as efficient as they might otherwise be.

         Any future acquisitions or mergers by Sky Financial or its banking subsidiaries are subject to approval by the appropriate federal and state banking regulators. The banking regulators evaluate a number of criteria in making their approval decisions, such as:

         -        safety and soundness guidelines;

         -        compliance with the Community Reinvestment Act;

         -        compliance with consumer affairs and reporting standards; and

         -        anti-competitive concerns with the proposed transaction.

         If the banking regulators raise concerns about any of these criteria at the time a regulatory application is filed, the banking regulators may deny, delay or condition their approval of a proposed transaction.

         We have grown, and intend to continue to grow, through acquisitions of banks and other financial institutions. After these acquisitions, we may experience adverse changes in results of operations of acquired entities, unforeseen liabilities, asset quality problems of acquired entities, loss of key personnel, loss of customers because of change of identity, difficulties in integrating data processing and operational procedures and deterioration in local economic conditions. These various acquisition risks can be heightened in larger transactions.

         We have taken steps to address the issues resulting from recent acquisitions and have developed a plan to integrate acquired businesses. However, we cannot assure you that we will be successful in implementing the plan or in obtaining regulator approvals necessary as part of our plan. Additionally, we may experience these issues in connection with future acquisitions. These integration issues may result in disruption of service and/or additional expense.

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE FAIL TO EFFECTIVELY MANAGE OUR CREDIT RISK.

         Originating and underwriting loans are integral to the success of our business. This business requires us to take "credit risk," which is the risk of losing principal and interest income because borrowers fail to repay loans.

         Collateral values and the ability of borrowers to repay their loans may be affected at any time by factors such as:

         - a downturn in the local economies in which we operate or the national economy;

         - a downturn in one or more of the business sectors in which our customers operate; or

         -        a rapid increase in interest rates.

         We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that we believe are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect our business.

WE FACE COMPETITION FROM OTHER BANKS THAT MAY BE MORE TECHNOLOGICALLY ADVANCED THAN WE ARE.

         Changes in technology, mostly from the growing use of computers and computer-based technology, pose competitive challenges to banks such as ours. Large banking institutions typically offer on-line banking and other banking products and services over the Internet, including deposit services and mortgage loans, and have the ability to devote significant resources to developing and maintaining such technology-based services. Other bank competitors, such as brokerage houses, also offer competitive services on-line. Some new banking competitors offer all of their services on-line. Customers who bank by computer or by telephone need never set foot in a bank branch. Our high service philosophy emphasizes face-to-face contact with tellers, loan officers and other bank employees. We believe our personal approach to banking is a source of strength, one that will remain popular in the non-metropolitan communities that are our natural marketplace. However, customer preferences may change, and the rapid growth of on-line banking could, at some point, render our personal, branch-based approach obsolete. We have partially addressed this risk by offering limited on-line banking services to our customers, and by continuing to provide call center banking services. We cannot assure you, however, that these efforts will be successful in preventing the loss of customers to competitors.

RISING INTEREST RATES MAY REDUCE OUR NET INCOME.

         Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income we earn on our interest-earning assets (such as loans) and the interest expense we pay on our interest-bearing liabilities (such as deposits). Certain assets and liabilities, however, may react in different degrees to changes in market interest rates. Further, interest rates on certain types of assets and liabilities may lag behind changes in market interest rates. Additionally, certain assets, such as adjustable rate mortgages, have features, including payment and rate caps, which restrict changes in their interest rates.

         Factors such as inflation, economic growth or recession, employment levels, money supply, international disorders, instability in domestic and foreign financial markets, and other factors beyond our control may affect interest rates. Changes in market interest rates will also affect the level of voluntary prepayments on our loans and the receipt of payments on our mortgage-backed securities resulting in the receipt of proceeds that may be reinvested at a lower rate than the loan or mortgage-backed security being prepaid. Although we pursue an asset-liability management strategy designed to control our risk from changes in market interest rates, changes in interest rates could have a material adverse effect on our profitability.

         We originate residential loans for sale and for our portfolio. The origination of loans for sale is designed to meet customer financing needs and earn fee income. The origination of loans for sale is highly dependent upon the local real estate market and the level and trend of interest rates. Increasing interest rates may reduce the origination of loans for sale and consequently the fee income we earn. While our commercial banking, construction and income property business lines are an increasing portion of our activities, high interest rates may reduce our mortgage-banking activities and thereby our income.

         We use various tools to measure and monitor interest rate risk. Each of these interest rate risk methodologies has limitations, but even when evaluated together, we believe they provide a reasonable estimation of our exposure to interest rate risk. The primary tool we use is income simulation. On at least a quarterly basis, an income simulation model is used to quantify the effects of various hypothetical changes in interest rates on our projected net interest income over a twelve-month period. The model permits us to evaluate the effects of various shifts in market interest rates on our net interest income expected in a stable interest rate environment (i.e., base net interest income). The assumptions underlying the models require management to exercise judgment as to the reasonableness of such assumptions.

         At December 31, 1999, all of our securities (totaling $1.9 billion) were classified as available-for-sale under generally accepted accounting principles. The estimated market value of our available-for-sale securities portfolio may increase or decrease depending on changes in interest rates. Generally, as interest rates increase, the estimated market value of our fixed rate securities portfolio will decrease because the average yield on the portfolio, relatively, will be less than the yields on securities available in the market at that time. Under generally accepted accounting principles, we are required to increase or decrease shareholders' equity by the amount of the change in estimated market value of our available-for-sale securities portfolio, net of the related tax benefit, under the category of accumulated other comprehensive income. Therefore, a decline in the estimated market value of this portfolio will result in a decline in reported shareholders' equity. This decrease will occur even though the securities are not sold. If these securities are never sold, the decrease will be recovered over the life of the securities.

STRONG COMPETITION WITHIN OUR MARKET AREA MAY REDUCE OUR ABILITY TO ATTRACT AND RETAIN DEPOSITS AND ORIGINATE LOANS.

         We face competition both in originating loans and in attracting deposits. Competition in the financial services industry is intense. We have competed successfully for customers by offering excellent service and competitive rates on our loans and deposit products. The type of institutions we compete with include commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms. As a result of their size and ability to achieve economies of scale, certain of our competitors offer a broader range of products and services than we offer. In addition, our competitors may offer products at interest rates that, if we match, could adversely affect our net interest margin. As a result, our profitability depends upon our continued ability to successfully compete in our market areas while achieving our investment objectives.

         In addition, there can be no assurance that interest rates will not increase further. High interest rates could adversely affect our mortgage banking business because higher interest rates could cause customers to request fewer mortgage refinancings and purchase money mortgage originations.


                                 USE OF PROCEEDS

         Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities and the exchange guarantee. In consideration for issuing the exchange capital securities in exchange for original capital securities as described in this prospectus, the Trust will receive original capital securities in like liquidation amount. The original capital securities surrendered in exchange for the exchange capital securities will be retired and canceled.

         All of the proceeds from the sale by the Trust of its original capital securities and common securities were invested by the Trust in the original junior subordinated debentures. The net proceeds we received from the sale of the $60,000,000 aggregate principal amount of our junior subordinated debentures, Series A, also referred to as the original junior subordinated debentures, were approximately $58.8 million, net of estimated commissions and other estimated offering expenses.

          We used all of the net proceeds to reduce outstanding borrowings under our revolving line of credit with unaffiliated banks ($94.0 million as of February 29, 2000 and $34.0 million as of March 31, 2000). Our revolving line of credit matures on March 7, 2001 and interest on advances thereunder is payable at either the financial institution's prime rate, a formula based on the London Interbank Offering rate, or a formula based on the Federal Funds rate. We may elect the interest rate method to be applied to amounts outstanding in $100,000 increments. Initially, we invested the net proceeds of the offering in short-term liquid investments, including U.S. Government and Agency Securities and repurchase agreements backed by U.S. Government and Agency Securities.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust is treated as our subsidiary, and, accordingly, the accounts of the Trust are included in our consolidated financial statements. The capital securities are presented as a separate line item in our consolidated statements of financial condition or related notes and appropriate disclosures about the capital securities, the guarantee and the junior subordinated debentures are included in the notes to consolidated financial statements. For financial reporting purposes, we will record distributions paid or accrued on the capital securities as an interest expense in the consolidated statements of income.

         Future Annual Reports we file under the Exchange Act will include, to the extent material, a footnote to the financial statements stating that:


         -        the Trust is wholly-owned;

         - the sole assets of the Trust are the junior subordinated debentures (specifying the principal amount, interest rate and maturity date of such junior subordinated debentures); and

         - our obligations under the trust agreement, the junior subordinated debentures and related indenture and the original guarantee and the exchange guarantee, collectively referred to as the guarantees, in the aggregate, constitute a full and unconditional guarantee by us of the obligations of the Trust under the capital securities.

         We expect that the Trust will not be required to provide separate reports under the Exchange Act.

                                 CAPITALIZATION

         The following table sets forth our consolidated capitalization at March 31, 2000, and as adjusted to give effect to the issuance of the original capital securities by the Trust and the corresponding sale of the junior subordinated debentures to the Trust. Consummation of the exchange offer will have no effect on such capitalization. You should read this table in conjunction with our consolidated financial statements and related notes, which are incorporated by reference into this prospectus.


                                                                               MARCH 31, 2000
                                                                       ----------------------------
                                                                          ACTUAL        AS ADJUSTED
                                                                       -----------      -----------
                                                                            (Dollars in thousands)

         LONG-TERM BORROWINGS:
               FHLB advances due beyond one year .................     $   455,195      $   455,195
               Repurchase agreements due beyond one year .........         172,500          172,500
               Subordinated note due January 2008 ................          50,000           50,000
               Obligated manditorily redeemable capital securities
                   of subsidiary trust due February 2027 .........          25,000           25,000
               Obligated manditorily redeemable capital securities
                   of subsidiary trust due June 2027 .............          23,600           23,600
               Obligated manditorily redeemable capital securities
                   of subsidiary trust due May 2030 (1) ..........              --           60,000
               Capital lease and other obligations ...............          11,913           11,913
                                                                       -----------      -----------

               Total long-term borrowings ........................     $   738,208      $   798,208
                                                                       ===========      ===========

         SHAREHOLDERS' EQUITY:
               Common stock, no par value; 150,000,000 shares
                   authorized; 78,188,065 issued .................     $   571,345      $   571,345
               Treasury stock, at cost, 753,546 shares ...........         (14,637)         (14,637)
               Unearned ESOP shares ..............................            (717)            (717)
               Accumulated other comprehensive income (2) ........         (34,789)         (34,789)
               Retained earnings .................................          49,925           49,925
                                                                       -----------      -----------

                   Total shareholders' equity ....................     $   571,127      $   571,127
                                                                       ===========      ===========

                   Total capitalization ..........................     $ 1,309,335      $ 1,369,335
                                                                       ===========      ===========

---------------------

(1) As described in this prospectus, the sole assets of the Trust, which is our subsidiary, are the junior subordinated debentures, which mature on May 1, 2030, unless redeemed prior to such date in accordance with their terms. We own all of the common securities issued by the Trust.

(2)   Includes only net unrealized loss on securities available for sale.

                            SKY FINANCIAL GROUP, INC.

GENERAL

         We are a financial services holding company which has three bank subsidiaries with a total of 205 banking centers and 149 ATMs located in Ohio, southern Michigan, western Pennsylvania and West Virginia. We also own nine financial services subsidiaries which engage in lines of business closely related to banking. Based on total assets as of December 31, 1999, we were the seventh largest bank holding company based in Ohio. Through our banking subsidiaries, we offer a wide range of lending, depository, trust, and related financial services to individual and business customers.

         Our corporate philosophy is to encourage our subsidiaries to operate as locally-oriented, community-based financial service affiliates, augmented by experienced, centralized support from us in selected critical areas. This local market orientation is reflected in our bank subsidiaries' boards of directors and branch banking centers, which generally have advisory boards comprised of local business persons, professionals and other community representatives, that assist the banking centers in responding to local banking needs. Our bank subsidiaries concentrate on customer service and business development, while relying upon our support in identifying operational areas that can be effectively centralized without sacrificing the benefits of a local orientation. Primary candidates for centralization are those functions which are not readily visible to customers and those which are critical to risk management. Asset quality review, data processing, loan and deposit processing, certain mortgage banking activities, financial reporting, investment activities, internal audit, compliance and funds management are among the functions which are managed at the holding company level.

         Our market areas are economically diverse, with a base of manufacturing, service industries, transportation and agriculture, and are not dependent upon any single industry or employer. Similarly, our customer base is diverse, and we and our subsidiaries are not dependent upon any single industry or upon any single customer.

         Our strategic plan includes expansion, market diversification and growth of our fee-based income through internal business formations, internal growth and through acquisitions of financial institutions, branches and financial service businesses. We seek acquisition partners with experienced management, which have significant market presence or have potential for improved profitability through financial management, economies of scale and expanded services.

         There is significant competition among commercial banks in our market area. As a result of the deregulation of the financial services industry, we also compete with other providers of financial services such as savings and loan associations, credit unions, consumer finance companies, securities firms, insurance companies, commercial finance and leasing companies, the mutual funds industry, full service brokerage firms and discount brokerage firms. Some of our competitors, including certain regional bank holding companies which have made acquisitions in our market area, have substantially greater resources than we do, and as such, may have higher lending limits and may offer other services not available through our bank and non-bank subsidiaries. Our bank and non-bank subsidiaries compete on the basis of rates of interest charged on loans, the rates of interest paid for funds, the availability of services and the responsiveness to the needs of their customers.

THE BANK SUBSIDIARIES

         Sky Bank (formerly known as The Citizens Banking Company), headquartered in Salineville, Ohio and owned by us since the formation of our predecessor in 1982, was organized and chartered in 1902. Sky Bank had total assets of $3.79 billion at December 31, 1999 (not including the assets of Mahoning), and operates 91 banking centers in eastern Ohio, western Pennsylvania and West Virginia. The Mahoning National Bank of Youngstown (Mahoning) was acquired by us in 1999. Mahoning was merged into Sky Bank on April 14, 2000. Mahoning had total assets of $832 million at December 31, 1999, and operated 21 banking centers in eastern Ohio.

         Mid Am Bank, headquartered in Toledo, Ohio, was formed in 1952. With total assets of $1.96 billion at December 31, 1999, it operates 55 banking centers in northwest Ohio and southern Michigan.

         The Ohio Bank (Ohio Bank), headquartered in Findlay, Ohio, was organized in 1897. At December 31, 1999, Ohio Bank had total assets of $1.35 billion and 38 banking centers in central western Ohio.

THE FINANCIAL SERVICES SUBSIDIARIES

         Sky Asset Management Services, Inc. (SAMSI) is our Florida-based professional recovery services firm, formed in 1996 as a result of the merger of two of our collection affiliates. SAMSI serves various governmental agencies, retail, insurance and commercial clients primarily in the Southeastern United States.

         Sky Investments, Inc. (SII), located in Bryan, Ohio, is our broker/dealer affiliate, which provides its customers investment services throughout the United States through its 175 registered representatives. SII also provides non-depository investment products to the customers of our bank subsidiaries.

         Sky Financial Solutions, Inc. (SFS) is our specialized medical financing and leasing unit based in Columbus, Ohio. Beginning with its formation in 1996, SFS has offered equipment and practice acquisition financing to medical and dental professionals throughout the United States. SFS sells substantially all of its financing originations to funding sources in the secondary market.

         Mid Am Financial Services, Inc. (MAFSI) is our consumer finance company headquartered in Indianapolis, Indiana. MAFSI engages in non-conforming residential mortgage lending for customers with difficult financing needs, and sells substantially all of its originations in the secondary market.

         Effective January 1, 2000, we centralized our entire trust business into a newly-chartered trust company, Sky Trust, N.A. (Sky Trust). To facilitate the formation, the trust business of each bank affiliate and Mid Am Private Trust (MAPT) was transferred to Sky Trust and MAPT was merged into Sky Trust. Sky Trust is headquartered in Pepper Pike, Ohio.

         Sky Technology Resources, Inc. (Sky Tech) is our data processing and operations affiliate which, through its facilities in Bowling Green, Ohio and East Liverpool, Ohio, provides comprehensive back-office services and support to our affiliates.

         Freedom Financial Life Insurance Company (Freedom), owned by us since 1985, was organized and chartered under the laws of the State of Arizona. Freedom is a reinsurance company providing credit life and accident and health insurance coverage to loan customers of the bank subsidiaries.

         Freedom Express, Inc. (Express), owned by us since 1994, was chartered in Ohio in 1984. Express is a courier company formed to transport papers and documents between and among the states of Ohio, Pennsylvania and West Virginia.

                           REGULATION AND SUPERVISION

         We are subject to the provisions of the Bank Holding Company Act of 1956, as amended (the Act), which requires a bank holding company to register under the Act and to be subject to the regulations of the Board of Governors of the Federal Reserve System (FRB). Pursuant to Federal Reserve policy, we are expected to act as a source of financial strength to each of our subsidiary banks and to commit resources to support such banks. As a bank holding company, we are required to file with the Board of Governors an annual report and such additional information as the Board of Governors may require pursuant to the Act. The Act requires prior approval by the Board of Governors of the acquisition by a bank holding company, or any subsidiary thereof, of more than five percent (5%) of the voting stock or substantially all the assets of any bank within the United States.

         The Act also prohibits a bank holding company, with certain exceptions, from acquiring more than five percent (5%) of the voting stock of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. The Board of Governors is also authorized to approve, among other things, the ownership of shares by a bank holding company in any company the activities of which the Board of Governors has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Each of the non-banking activities conducted by us through our financial services affiliates are activities which have been deemed by the Board of Governors to be closely related to banking within the meaning of the Act.

         The Act and the regulations of the Board of Governors prohibit banks from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or furnishing of services. The Act also imposes certain restrictions upon dealing by affiliated banks with the holding company and among themselves including restrictions on interbank borrowing and upon dealings in respect to the securities or obligations of the holding company or other affiliates.

         Sky Financial is a legal entity separate and distinct from its banking and other subsidiaries. Most of Sky Financial's revenues result from dividends paid to it by its bank subsidiaries. There are statutory and regulatory requirements applicable to the payment of dividends by subsidiary banks as well as by Sky Financial to its shareholders.

         Our three bank subsidiaries, Sky Bank, Mid Am Bank and Ohio Bank are all Ohio chartered banks and subject to supervision and regular examination by the Ohio Division of Financial Institutions (DFI), and as members of the Federal Reserve System, are subject to the applicable provisions of the Federal Reserve Act. Our financial service subsidiaries are subject to various state and federal regulatory bodies and licensing agencies. SII is subject to regulations of the Federal Reserve Board, the Securities and Exchange Commission and supervision by the National Association of Securities Dealers, as well as various state securities and insurance regulatory agencies. SAMSI, MAFSI and SFS are subject to various state licensing requirements and are subject to the regulations of the Federal Reserve Board. Sky Financial, as a bank holding company, is subject to supervision and regular examination by the Federal Reserve System. The deposits of all banking subsidiaries of Sky Financial are insured by the Federal Deposit Insurance Corporation, to the extent provided by law, and as such are subject to the provisions of the Federal Deposit Insurance Act.

         Each Ohio chartered banking association is required by law to obtain the prior approval of the DFI for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of: (i) such bank's net profits (as defined and interpreted by regulation) for that year; plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years.

         The payment of dividends by us and our subsidiaries is also affected by various regulatory requirements and policies, such as the requirement to maintain capital at or above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The FRB and the DFI have each indicated that paying dividends that deplete a bank's capital base to an inadequate level should be an unsafe and unsound banking practice. The FRB, the DFI and the FDIC have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

         On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act which permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the Federal Deposit Insurance Corporation Improvement Act prompt corrective action provisions, is well managed, and has at least a satisfactory rating under the Community Reinvestment Act (CRA) by filing a declaration that the bank holding company wishes to become a financial holding company. No regulatory approval will be required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board.

         The Gramm-Leach-Bliley Act defines "financial in nature" to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the FRB has determined to be closely related to banking. A financial subsidiary of a national bank or a state bank whose deposits are insured by the Federal Deposit Insurance Corporation also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, if the bank is well capitalized, well managed and has at least a satisfactory CRA rating. Subsidiary banks of a financial holding company or national and insured state banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial-in-nature unless each of the subsidiary banks of the financial holding company or the bank has a CRA rating of satisfactory or better.

                          SKY FINANCIAL CAPITAL TRUST I

         The Trust is a statutory business trust created under Delaware law pursuant to a trust agreement and upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of:

         - issuing and selling the capital securities and the common securities;

         - using the proceeds from the sale of the capital securities and the common securities to acquire the junior subordinated debentures issued by us; and

         - engaging in only those other activities necessary, advisable or incidental thereto, including the exchange offer.

         The junior subordinated debentures will be the sole assets of the Trust, and, accordingly, payments under the junior subordinated debentures will be the sole revenues of the Trust. We own all of the common securities of the Trust, which have an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The common securities rank equal to, and payments will be made thereon pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated debentures, our rights as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities. See "Description of Exchange Capital Securities -- Subordination of Common Securities."

         The Trust has a term of approximately 35 years, but may dissolve earlier as provided in its Amended and Restated Declaration of Trust, referred to in this prospectus as the trust agreement. The Trust's business and affairs are conducted by the issuer trustees, each of whom we appoint as holder of the common securities. The issuer trustees for the Trust are Wilmington Trust Company, as the property trustee and as the Delaware trustee, and three administrative trustees who are our officers. For purposes of the Trust Indenture Act of 1939, Wilmington Trust Company, as property trustee, acts as sole trustee under the trust agreement. Wilmington Trust Company also acts as trustee under the guarantee and the indenture. See "Description of Exchange Guarantee" and "Description of Exchange Debentures."

         The holder of the common securities of the Trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of a majority in liquidation amount of the capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in the holder of the common securities. The duties and obligations of each issuer trustee are governed by the trust agreement. As issuer of the junior subordinated debentures, we will pay all fees, expenses, debts and obligations (other than the payment of principal of, and premium and interest on, the capital securities) related to the Trust and the offering of the exchange capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o Sky Financial Group, Inc., 221 South Church Street, Bowling Green, Ohio 43402, and its telephone number is (419) 327-6300.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         In connection with the sale of the original capital securities, we and the Trust entered into the registration rights agreement with the initial purchaser, under which we and the Trust agreed to file and to use our best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the original capital securities for exchange capital securities with terms identical in all material respects to the terms of the original capital securities. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

         The exchange offer is being made to satisfy our and the Trust's contractual obligations under the registration rights agreement. The form and terms of the exchange capital securities are the same as the form and terms of the original capital securities except that the exchange capital securities have been registered under the Securities Act and will not provide for any increase in the distribution rate and certain restrictions on transfer applicable to the original capital securities. In that regard, the original capital securities provide, among other things, that, if the Trust has not exchanged exchange capital securities for all original capital securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the distribution rate borne by the original capital securities will increase by 25 basis points per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of original capital securities will not be entitled to any increase in the distribution rate on the original capital securities or any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors."

         The exchange offer is not being made to, nor will the Trust accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose original capital securities are held of record by DTC who desires to deliver such original capital securities by book-entry transfer at DTC.

         Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus the original guarantee for the exchange guarantee and the original junior subordinated debentures, in an amount corresponding to the original capital securities accepted for exchange, for a like aggregate principal amount of the exchange debentures. The exchange guarantee and exchange debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $60,000,000 aggregate liquidation amount of exchange capital securities for a like aggregate liquidation amount of original capital securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. Promptly after the expiration date, the Trust will issue an aggregate liquidation amount of up to $60,000,000 of exchange capital securities in exchange for a like principal amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000 (100 capital securities) or any integral multiple of $1,000 liquidation amount (one capital security) in excess of $100,000.

         The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered. As of the date of this prospectus, $60,000,000 aggregate liquidation amount of the original capital securities is outstanding.

         Holders of original capital securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Original capital securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the trust agreement, but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors" and "Description of Original Capital Securities."

         If any tendered original capital securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, certificates for any such unaccepted original capital securities will be returned, without expense, to the tendering holder promptly after the expiration date.

         Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "-- Fees and Expenses."

         Neither we, nor our Board of Directors nor any issuer trustee of the Trust makes any recommendation to you as to whether to tender or refrain from tendering all or any portion of your original capital securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. You must make your own decisions whether to tender pursuant to the exchange offer and, if so, the aggregate amount of original capital securities to tender based on your own financial positions and requirements.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "expiration date" means 5:00 p.m., New York City time, on 2000, unless we or the Trust extends the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

         We and the Trust expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

         - to delay the acceptance of the original capital securities for exchange;

         - to terminate the exchange offer, whether or not any original capital securities have theretofore been accepted for exchange, if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied;

         - to extend the expiration date of the exchange offer and retain all original capital securities tendered under the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under "-- Withdrawal Rights;" and

         - to waive any condition or otherwise amend the terms of the exchange offer in any respect.

If the exchange offer is amended in a manner determined by us and the Trust to constitute a material change, of if we and the Trust waive a material condition of the exchange offer, we and the Trust shall promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the original capital securities, and we and the Trust will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice to the exchange agent and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we and the Trust may choose to make any public announcement and subject to applicable law, we and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the exchange offer, the Trust will exchange, and will issue to the exchange agent, exchange capital securities for original capital securities validly tendered and not withdrawn promptly after the expiration date.

         In all cases, delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of:

         - the book-entry confirmation described below under "-- Procedures for Tendering Original Capital Securities - Book-Entry Transfer" or

         - certificates representing such original capital securities, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal.

         Subject to the terms and conditions of the exchange offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the exchange agent of the Trust's acceptance of such original capital securities for exchange under the exchange offer. The exchange agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents and transmitting exchange capital securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original capital securities tendered pursuant to the exchange offer is delayed, whether before or after the Trust's acceptance for exchange of original capital securities, or the Trust extends the exchange offer or is unable to accept for exchange or exchange original capital securities tendered under the exchange offer, then, without prejudice to the Trust's rights set forth in this prospectus, the exchange agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered original capital securities and such original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

         In accordance with the letter of transmittal, a holder of original capital securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer the original capital securities, that the Trust will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances, and the original capital securities tendered for exchange are not subject to any adverse claims or proxies. Such holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the original capital securities tendered under the exchange offer. Tendering holders of original capital securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the letter of transmittal.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

         Valid Tender. Except as set forth in this prospectus, in order for original capital securities to be validly tendered under the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at its address set forth under "--Exchange Agent," and, in addition, one of the following:

         - tendered original capital securities must be received by the exchange agent;

         - such original capital securities must be tendered pursuant to the procedures for book-entry transfer set forth in this prospectus and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date; or

         - the guaranteed delivery procedures set forth in this prospectus must be complied with.

         If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal or so indicate in an agent's message in lieu of the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         The method of delivery of the book-entry confirmations or certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend using registered mail, return receipt requested, properly insured, or an overnight delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

         Book-Entry Transfer. For purposes of the exchange offer, the exchange agent will establish an account with respect to the original capital securities at DTC as soon as practicable. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the original capital securities by causing DTC to transfer such original capital securities into the exchange agent's account at DTC in accordance with DTC's ATOP procedures for transfers. A tendering financial institution using ATOP should transmit its acceptance to DTC on or prior to the expiration date, or comply with the guaranteed delivery procedures set forth below. DTC will verify such acceptance, execute a book-entry transfer of the tendered original capital securities into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such tendering financial institution that it has received and agrees to be bound by the letter of transmittal and that we and the Trust may enforce the letter of transmittal against such holder, book-entry confirmation.

         A beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the exchange offer.

         Certificates. If the tender is not made through ATOP, certificates representing original capital securities, as well as the letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, and any other required documents required by the letter of transmittal, must be received by the exchange agent at its address set forth under "-- Exchange Agent" on or prior to the expiration date in order for such tender to be effective, or the guaranteed delivery procedure set forth herein must be complied with.

         If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         Signature Guarantees. Certificates for the original capital securities need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless:

         - a certificate for the original capital securities is registered in a name other than that of the person surrendering the certificate; or

         - the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

In the case of the above conditions, such certificates for original capital securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association, an eligible institution, unless surrendered on behalf of such eligible institution. See Instruction 1 to the letter of transmittal.

         Delivery. The method of delivery of the book-entry confirmation or certificates representing tendered original capital securities, the letter of transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

         Notwithstanding any other provision hereof, the delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of:

         - a book-entry confirmation with respect to such original capital securities; or

         - certificates representing original capital securities and a properly completed and duly executed letter of transmittal, or facsimile thereof, together with any required signature guarantees and any other documents required by the letter of transmittal.

Accordingly, the delivery of exchange capital securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to original capital securities or certificates representing original capital securities and other required documents are received by the exchange agent.

         Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

         Guaranteed Delivery. If a holder desires to tender original capital securities under the exchange offer and the certificates for such original capital securities are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, such original capital securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         -        such tenders are made by or through an eligible institution;

         - properly completed and duly executed notice to the exchange agent guaranteeing delivery to the exchange agent of either certificates representing original capital securities or a book-entry confirmation in compliance with the requirements set forth in this prospectus, the notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided herein, on or prior to the expiration date; and

         - a book-entry confirmation or the certificates representing all tendered original capital securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, or facsimile thereof, with any required signature guarantees and any other documents required by the letter of transmittal, are, in any case, received by the exchange agent within three Nasdaq National market trading days after the date of execution of such notice of guaranteed delivery.

         The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in such notice.

         The Trust's acceptance for exchange of original capital securities tendered in compliance with any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the exchange offer.

         Determination of Validity. We and the Trust will decide or resolve all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original capital securities, in our sole discretion, and the determination shall be final and binding on all parties. We and the Trust reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders which we determine not to be in proper form or the acceptance of which, or exchange for which, may, in the opinion of counsel to us and the Trust, be unlawful. We and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The Trust's and our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of original capital securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither we, nor the Trust, any affiliates or assigns of us or the Trust, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us and the Trust, proper evidence satisfactory to us and the Trust, in our sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

         The Trust is making the exchange offer for the exchange capital securities in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust sought our own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, and subject to the two immediately following sentences, we and the Trust believe that exchange capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, within the meaning of the Securities Act, of such exchange capital securities. However, any holder of original capital securities who is an affiliate of us or the Trust or who intends to participate in the exchange offer for the purpose of distributing exchange capital securities, or any broker-dealer who purchased original capital securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

         - will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters;

         - will not be permitted or entitled to tender such original capital securities in the exchange offer; and

         - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original capital securities or, if distributed, junior subordinated debentures, unless such sale is made in reliance on an exemption from such requirements.

In addition, as described below, if any broker-dealer holds original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange capital securities.

         Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that:

         -        it is not an affiliate of us or the Trust;

         - any exchange capital securities to be received by it are being acquired in the ordinary course of its business;

         - it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of such exchange capital securities; and

         - if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution, within the meaning of the Securities Act, of such exchange capital securities.

         We and the Trust may require such holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to us and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the capital securities to be exchanged in the exchange offer. Each broker-dealer that receives exchange capital securities for its own account as a result of market-making activities or other trading activities must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, we and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities which represent an unsold allotment from the initial sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities where acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, we and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances described below, or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. See "Plan of Distribution." However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange capital securities received in exchange for original capital securities pursuant to the exchange offer must notify us or the Trust, or cause us or the Trust to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth herein under "-- Exchange Agent." Any participating broker-dealer who is an affiliate of us or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         Each participating broker-dealer who surrenders original capital securities under the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us or the Trust of the occurrence of any event or the discovery of:

         - any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect;

         - any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading; or

         - the occurrence of certain other events specified in the registration rights agreement,

such participating broker-dealer will suspend the sale of exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, pursuant to this prospectus until we or the Trust has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended and supplemented prospectus to such participating broker-dealer, or we or the Trust has given notice that the sale of the exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, may be resumed, as the case may be.

         If we or the Trust gives such notice to suspend the sale of the exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, the 90-day period referred to above shall be extended during which participating broker-dealers are entitled to use this prospectus in connection with the resale of exchange capital securities by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the exchange capital securities or to and including the date on which we or the Trust has given notice that the sale of exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided in this prospectus, tenders of original capital securities may be withdrawn at any time on or prior to the expiration date.

         In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at the address set forth under "-- Exchange Agent" on or prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the original capital securities to be withdrawn, the aggregate principal amount of original capital securities to be withdrawn, and, name of the registered holder of the original capital securities as set forth on such certificates if different from that of the person who tendered such original capital securities. If certificates representing original capital securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of original capital securities tendered for the account of an eligible institution. If original capital securities have been tendered in accordance with the procedures for book-entry transfer set forth in "-- Procedures for Tendering Original Capital Securities -- Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original capital securities. Withdrawals of tenders of original capital securities may not be rescinded. Original capital securities properly withdrawn will not be deemed validly tendered for the purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "-- Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us and Trust, in our sole discretion, whose determination shall be final and binding on all parties. Neither we, the Trust, any affiliates or assigns of us or the Trust, the exchange agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any original capital securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

         Holders of exchange capital securities whose original capital securities are accepted for exchange will be entitled to receive cumulative cash distributions arising from the payment of interest on the exchange debentures at the annual rate of 9.34% of the liquidation amount of $1,000 per exchange capital security, accumulating from March 31, 2000 and will be payable semi-annually in arrears on May 1st and November 1st of each year, beginning on November 1, 2000. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. In the event the exchange offer is consummated prior to the first record date, October 15, 2000, each exchange capital security will pay cumulative distributions from and after March 31, 2000 and no distributions will be paid on any original capital security tendered for an exchange capital security. However, in the event the exchange offer is consummated after October 15, 2000, distributions will be paid on the original capital securities accumulated from and after March 31, 2000 through November 1, 2000, and distributions will be paid on the exchange capital securities from and after November 1, 2000. The amount of each distribution with respect to the capital securities will include amounts accrued up to, but excluding the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we and the Trust will not be required to accept for exchange, or to exchange, any original capital securities for any exchange capital securities, and, as described below, may terminate the exchange offer (whether or not any original capital securities have theretofore been accepted for exchange) or waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exists or have not been satisfied:

         - there shall occur a change in the current interpretation by the staff of the Commission which permits the exchange capital securities issued pursuant to the exchange offer in exchange for original capital securities to be offered for resale, resold and otherwise transferred by holders, other than broker-dealers and any such holder which is an affiliate of us or the Trust within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange capital securities;

         - any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of us or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;

         - a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to the knowledge of us or the Trust, threatened for the purpose, or any governmental approval has not been obtained, which approval we or the Trust shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

         - we determine in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the exchange offer would result in an adverse tax consequence to the Trust or us.

EXCHANGE AGENT

         Wilmington Trust Company, as property trustee of the Trust, has been appointed as Exchange Agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

           By Hand, Overnight Delivery, Registered or Certified Mail:

                   Wilmington Trust Company, as Exchange Agent
                               Rodney Square North
                            1100 North Market Street
                              Wilmington, DE 19890

                   Attention: Corporate Trust Administration -
                  Sky Financial Capital I Trust Exchange Offer

                      Confirm by Telephone: (302) 651-1000

                     Facsimile Transmission: (302) 651-8882
                          (Eligible Institutions Only)

         Delivery to another address other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities, and in handing or tendering for their customers.

         Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, exchange capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of original capital securities in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder.

         Neither we nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.


                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

         Under the terms of the trust agreement, the issuer trustees on behalf of the Trust will issue the exchange capital securities. The exchange capital securities will represent beneficial interests in the Trust and their holders will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the trust securities or liquidation of the Trust. See "-- Subordination of Common Securities." The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended, referred to as the Trust Indenture Act. This summary describes the material provisions of the exchange capital securities. It is not complete and is subject to, and qualified by, the trust agreement, including the definitions used in the trust agreement, and the Trust Indenture Act. We have incorporated the definitions used in the trust agreement in this prospectus. You can receive a complete copy of the form of trust agreement by requesting a copy from us.

GENERAL

         The exchange capital securities will represent preferred undivided beneficial interests in the assets of the Trust. As a holder of exchange capital securities, you will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the exchange capital securities or liquidation of the Trust, as described under "-- Subordination of Common Securities."

         The exchange capital securities have been rated "baal" by Moody's Investors Service, "BB+" by Standard & Poor's, "BBB-" by Duff & Phelps Credit Rating Co. and "BBB" by Thomson Financial BankWatch. See "Ratings."

         The exchange capital securities will be limited to $60.0 million aggregate liquidation amount at any one time outstanding. The exchange capital securities will rank equal to, and payments will be made on a pro rata basis with, the common securities, except as described under "-- Subordination of Common Securities." Additionally, the exchange capital securities will rank equal to the two outstanding issues of exchange capital securities which aggregate $46.8 million as of December 31, 1999. The property trustee will have legal title to the junior subordinated debentures and will hold them in trust for the benefit of you and the other holders of the exchange capital securities. Our guarantee for the benefit of the holders of the exchange capital securities will be a guarantee on a subordinated basis with respect to the exchange capital securities, but will not guarantee payment of distributions or amounts payable on redemption of the exchange capital securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. You should read "Description of Guarantee" for more information about our guarantee.


DISTRIBUTIONS

         Distributions on the exchange capital securities will be cumulative, and will accumulate from March 31, 2000. Distributions will be payable at the annual rate of 9.34% of the stated liquidation amount, payable semi-annually in arrears on the distribution dates, which are May 1st and November 1st of each year, commencing November 1, 2000, to the holders of the exchange capital securities on the relevant record dates. In the event the exchange offer is consummated prior to the first record date, October 15, 2000, each exchange capital security will pay cumulative distributions from and after March 31, 2000 and no distributions will be paid on any original capital security tendered for an exchange capital security. However, in the event the exchange offer is consummated after October 15, 2000, distributions will be paid on the original capital securities accumulated from and after March 31, 2000 through November 1, 2000, and distributions will be paid on the exchange capital securities from and after November 1, 2000. The amount of distributions will be paid on each distribution with respect to the capital securities will include amounts accrued to, but excluding, the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange. The amount of distributions payable for any distribution period will be based on a 360-day year of twelve 30-day months.

         If any distribution date would otherwise fall on a day that is not a business day, the required payment will be made on the next business day without any additional payments for the delay, unless the distribution would fall in the next calendar year, in which case the distribution date will be the last business day of the calendar year. A business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York, Bowling Green, Ohio or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

         The Trust's revenue available for distribution to holders of the capital securities will be limited to our payments to the Trust under our exchange debentures. For more information, please refer to "Description of Exchange Debentures -- General." If we do not make interest payments on the exchange debentures, the property trustee will not have funds available to pay distributions on the capital securities. Our guarantee only covers the payment of distributions if and to the extent that the Trust has funds legally available to pay the distributions. You should read "-- Description of Exchange Guarantee" for more information about the extent of our guarantee.

OPTION TO DEFER INTEREST PAYMENTS

         As long as no event of default under the exchange debentures exists, we have the right under the indenture to elect to defer the payment of interest on the exchange debentures, at any time or from time to time, for no more that 10 consecutive semi-annual periods, provided that no deferral period will end on a date other than an interest payment date, or extend beyond the maturity date of the junior subordinated debentures. If we defer payments, the Trust will defer semi-annual distributions on the capital securities during the deferral period. During any deferral period, distributions will continue to accumulate on the exchange capital securities and on any accumulated and unpaid distributions, compounded semi-annually from the relevant distribution date at the applicable distribution rate, which will be equal to the applicable interest rate on the exchange debentures. The term distributions includes any accumulated additional distributions.

         Before the end of any deferral period, we may extend the deferral period, as long as the extension does not cause the deferral period to exceed 10 consecutive semi-annual periods or to end on a date other than an interest payment date or extend beyond the maturity date. At the end of any deferral period and upon the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period until the deferral period ends. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer interest payments or to extend a deferral period at least five business days before the earlier of:

         - the date the distributions on the capital securities would have been payable, except for the election to begin a deferral period; and

         - the date the administrative trustees are required to give notice to any securities exchange or automated quotation system or to holders of the capital securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

         There is no limitation on the number of times that we may elect to begin a deferral period. Please refer to "Description of Exchange Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         During any deferral period, we may not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

         - make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt securities that rank equal or junior to the exchange debentures; or

         - make any guarantee payments with respect to any guarantee of the debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the exchange debentures.

         Notwithstanding the foregoing, during a deferral period the following is permitted:

         - a payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common shares;

         - a declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

         -        a payment under the guarantee;

         - a reclassification of our capital stock into other capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

         - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

         - the purchase of common shares related to the issuance of common shares or rights under any of our benefit plans for our directors, officers or employees or our dividend reinvestment plan.

         We do not currently intend to exercise our right to defer payments of interest on the exchange debentures.

REDEMPTION

         Upon repayment at maturity on May 1, 2030 or prepayment, in whole or in part prior to May 1, 2030, of the junior subordinated debentures (other than following the distribution of the exchange debentures to you as a holder of the exchange capital securities and us, as the holder of the common securities), the property trustee will apply the proceeds from the repayment or prepayment of the junior subordinated debentures (as long as the property trustee has received written notice no later than 45 days before the repayment) to redeem at the applicable redemption price for capital securities and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debentures paid to the Trust. The Trust will give notice of any redemption of capital securities between 30 to 60 days prior to the redemption date.

         If we prepay less than all of the junior subordinated debentures on the stated maturity date or a redemption date, then the property trustee will allocate the proceeds of the prepayment on a pro rata basis among the capital securities and the common securities.

         We will have the right to prepay the exchange debentures:

         -        in whole or in part, on or after May 1, 2010; and

         - in whole but not in part, at any time, if there are changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the capital securities or the junior subordinated debentures.

         We may have to obtain regulatory approval, including the approval of the Ohio Division of Financial Institutions, before we redeem any junior subordinated debentures. Please refer to "Description of Exchange Debentures -- Optional Prepayment" and "-- Special Event Prepayment" for information on prepayment of the exchange debentures.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF EXCHANGE DEBENTURES

         We will have the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust's creditors, as required by applicable law, we will have the right to distribute the exchange debentures to the holders of the exchange capital securities and to us as holder of the common securities. Our right to dissolve the Trust is subject to our receiving:

         - an opinion of counsel to the effect that if we distribute the exchange debentures, the holders of the exchange capital securities will not experience a taxable event; and

         -        all required regulatory approvals.

         The Trust will automatically dissolve if:

         -        certain bankruptcy events occur, or we dissolve or liquidate;

         - we distribute junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities to holders of such securities and we, as sponsor, have given written directions to the property trustee to dissolve the Trust (which direction is at our option and, except as described above, wholly within our discretion, as sponsor);

         - the Trust redeems all of the capital securities and common securities in accordance with their terms;

         -        the Trust's term expires; or

         - a court of competent jurisdiction enters an order for the dissolution of the Trust.

         If the Trust is dissolved for any of the above reasons, except for a redemption of all capital securities and the common securities, it will be liquidated by the administrative trustees as quickly as they determine to be possible by distributing to holders of the capital securities and the common securities, after satisfying the liabilities owed to the Trust's creditors, as provided by applicable law, junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities, unless the property trustee determines that this distribution is not practicable. If the property trustee determines that this distribution is not practicable, the holders of the capital securities will be entitled to receive an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions on the capital securities to the date of payment (such amount being the "liquidation distribution") out of the assets of the Trust legally available for distribution to holders, after satisfying the liabilities owed to the Trust's creditors as provided by applicable law. If the liquidation distribution can be paid only in part because the Trust has insufficient assets legally available to pay the full amount of the liquidation distribution, or if an event of default under the junior subordinated debentures exists, the capital securities will have a priority over the common securities. For more information, please refer to "-- Subordination of Common Securities."

         After the liquidation date is fixed for any distribution of junior subordinated debentures to holders of the capital securities:

         - the capital securities will no longer be deemed to be outstanding;

         - DTC or its nominee will receive in respect of each registered global certificate representing capital securities a registered global certificate representing the junior subordinated debentures to be delivered upon this distribution; and

         - any certificates representing capital securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of those capital securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those capital securities until such certificates are presented to the administrative trustees or their agent for cancellation, in which case we will issue to those holders, and the debenture trustee will authenticate, a certificate representing the junior subordinated debentures.

         We cannot assure you of the market prices for the exchange capital securities or the exchange debentures that may be distributed to you in exchange for the exchange capital securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the exchange capital securities that you purchase, or the exchange debentures that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the exchange capital securities.

         If we elect not to prepay the exchange debentures prior to maturity and either elect not to or we are unable to liquidate the Trust and distribute the exchange debentures to holders of the exchange capital securities, the exchange capital securities will remain outstanding until the repayment of the exchange debentures on May 1, 2030.

REDEMPTION PROCEDURES

         If we redeem the exchange debentures, the Trust will redeem exchange capital securities at the applicable redemption price with the proceeds that it receives from our redemption of the exchange debentures. Any redemption of exchange capital securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available to pay the applicable redemption price. For more information, you should refer to "-- Subordination of Common Securities."

         If the Trust gives a notice of redemption for the exchange capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds legally are available, with respect to:

         - the exchange capital securities held by DTC or its nominees, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price. For more information, you should refer to "-- Form, Denomination, Book-Entry Procedures and Transfers."

         - the exchange capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the exchange capital securities. For more information, you should refer to "-- Payment and Paying Agency."

         The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us.

         Notwithstanding the foregoing, distributions payable on or before the redemption date will be payable to the holders of the exchange capital securities on the relevant record dates for the related distribution dates. Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of exchange capital securities at its registered address.

         If any redemption date for the exchange capital securities is not a business day, then the applicable redemption price, without interest or any other payment in respect of the delay, will be paid on the next business day, except that, if the next business day falls in the next calendar year, the payment shall be made on the last business day of the calendar year. If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the exchange capital securities called for redemption will cease, except the right of the holders of the exchange capital securities to receive the applicable redemption price, without interest, and the exchange capital securities called to be redeemed will cease to be outstanding.

         If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee:

         - distributions on the exchange capital securities will continue to accumulate from the redemption date originally established by the Trust to the date such applicable redemption price is actually paid; and

         - the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

         Unless we default in payment of the applicable redemption price on, or in the repayment of, the exchange debentures, on and after the redemption date, distributions will cease to accrue on the exchange capital securities called for redemption.

         Subject to applicable law, including, without limitation, federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding exchange capital securities in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

         Payment of distributions on, the redemption price of, and the liquidation distribution for, the capital securities and the common securities, as applicable, will generally be made on a pro rata basis. However, if an event of default under the junior subordinated debentures exists on any distribution, redemption or liquidation date, no payment of any distribution on, or applicable redemption price of, or liquidation distribution for, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or before the distribution, redemption or liquidation date, or payment of the applicable redemption price or liquidation distribution is made, in full. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, or liquidation distribution for, the capital securities then due and payable.

         In the case of any event of default under the trust agreement, we, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated. Until any event of default has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         An event of default under the junior subordinated debentures constitutes an event of default under the trust agreement. See "Description of Exchange Debentures -- Debenture Events of Default."

         The trust agreement provides that within ten (10) business days after any event of default actually known to the property trustee occurs, the property trustee will give notice of the event of default to the holders of the capital securities, the administrative trustees and, to us, as sponsor, unless the event of default has been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether we and the administrative trustees have complied with the applicable conditions and covenants of the trust agreement.

         If an event of default under the junior subordinated debentures exists, the capital securities will have a preference over the common securities as described under "-- Liquidation of the Trust and Distribution of Exchange Debentures" and "-- Subordination of Common Securities." An event of default does not entitle the holders of capital securities to accelerate the maturity date of the exchange capital securities prior to May 1, 2030.

REMOVAL OF ISSUER TRUSTEES

         Unless an event of default under the junior subordinated debentures exists, we may remove the property trustee and the Delaware trustee at any time. If an event of default under the junior subordinated debentures exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all of the common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         If the property trustee, the Delaware trustee or any administrative trustee that is not a natural person is merged, converted or consolidated into another entity, or the property trustee or the Delaware trustee is a party to a merger, conversion or consolidation which results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of the property trustee or the Delaware trustee, the new entity shall be the successor of the respective trustee under the trust agreement, provided that the entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under "-- Liquidation of the Trust and Distribution of Exchange Debentures." The Trust may, at our request, as sponsor, and with the consent of the administrative trustees (but without the consent of the property trustee, the Delaware Trustee or the holders of the capital securities), merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to a trust organized as such under the laws of any state; provided, that:

         -        the successor either:

                  (i) expressly assumes all of the obligations of the Trust with respect to the capital securities; or

                  (ii) substitutes securities for the capital securities that have substantially the same terms as the capital securities so long as the substitute securities rank equal to the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

         - we appoint a trustee of the successor possessing the same powers and duties as the property trustee with respect to the debentures;

         - the substitute securities are listed, or any substitute securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the exchange capital securities are then listed or quoted, if any;

         - if the capital securities, substitute securities or junior subordinated debentures are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause any of those securities to be downgraded by any such rating organization;

         - the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

         - the successor has a purpose substantially identical to that of the Trust;

         - prior to the transaction, we receive an opinion from independent counsel to the Trust experienced in such matters to the effect that:

                  (i) the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect (other than any dilution of such holders' interests in the new entity);

                  (ii) following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company Act; and

                  (iii) the Trust continues to be, and any successor will be, classified as a grantor trust for U. S. federal income tax purpose, and

         - we, or any permitted successor or assignee, own all of the common securities of the successor and guarantee the obligations of the successor under the substitute securities at least to the extent provided by our guarantee and the common securities guarantee.

         Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets all or substantially all to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor not to be classified as a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Exchange Guarantee -- Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the capital securities will have no voting rights.

         We, together with the property trustee and the administrative trustees, may amend the trust agreement from time to time, without the consent of the holders of the capital securities, to:

         - cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement;

         - modify, eliminate or add to any provisions of the trust agreement as is necessary to ensure that at all times that any capital securities are outstanding, the Trust will not be classified as an association taxable as a corporation or to enable the Trust to qualify as a grantor trust, in each case for federal income tax purposes, or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act; or

         - modify, eliminate or add any provisions of the trust agreement as is necessary to enable us or the Trust to conduct an exchange offer in the manner contemplated by the registration rights agreement;

provided, however, that the amendment would not adversely affect in any material respect the interests of the holders of the capital securities. Any amendments of the trust agreement pursuant to the foregoing shall become effective when notice of the amendment is given to the holders of the exchange capital securities.

         We, together with the property trustee and the administrative trustees, may amend the trust agreement:

         - with the consent of holders of a majority in liquidation amount of the outstanding capital securities; and

         - upon receipt by the property trustee and the administrative trustees of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the property trustee and the administrative trustees circumstances described above, any of the capital securities that are owned by us, the trustees or any of our or any trustee's affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

provided, that, without the consent of each holder of capital securities, no amendment may change the amount or timing of any distribution on the capital securities or otherwise adversely affect the amount of any distribution required to be made in respect of the capital securities as of a specified date; change any of the prepayment provisions; or restrict the right of a holder of capital securities to sue for the enforcement of any payment on or after the specified date.

         So long as the property trustee holds any junior subordinated debentures, the trustees may not:

         - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the debenture trustee with respect to the junior subordinated debentures;

         -        waive certain past defaults under the indenture;

         - exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the junior subordinated debentures; or

         - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where such consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding capital securities; provided, however, that where a consent under the indenture would require the consent of each holder of junior subordinated debentures affected by the amendment, modification or termination, the property trustee will not give its consent without the prior approval of each holder of the capital securities.

         The trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities, except by subsequent vote of such holders. The property trustee shall notify each holder of capital securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of such action.

         Any required approval of holders of capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of capital securities in accordance with the trust agreement.

         No vote or consent of the holders of capital securities will be required for the Trust to redeem and cancel the capital securities in accordance with the trust agreement.

         Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Trust, the trustees or any affiliates thereof shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         The exchange capital securities initially will be represented by one or more exchange capital securities in registered, global form (collectively, the global capital securities). The global capital securities will be deposited upon issuance with the property trustee as custodian for DTC, in Wilmington, Delaware, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described in this prospectus.

         In the event that exchange capital securities are issued in certificated form, the exchange capital securities will be in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and may be transferred or exchanged only in such blocks in the manner described in this prospectus.

         Except as set forth in this prospectus, the global capital securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 exchange capital securities. Beneficial interests in the global capital securities may not be exchanged for exchange capital securities in certificated form, except in the limited circumstances described below. See "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

DEPOSITARY PROCEDURES

         DTC has advised the Trust and us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, participants) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants, to eliminate the need for physical movement of certificates. Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, indirect participants). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

         DTC also has advised the Trust and us that, pursuant to procedures established by it, upon deposit of the global capital securities:

         - DTC will credit the accounts of participants designated by the initial purchaser with the designated liquidation amount of the global capital securities, and

         - ownership of beneficial interests in the global capital securities will be shown on, and the transfer of ownership of the global capital securities, will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global capital securities).

         You may hold your interests in the global capital security directly through DTC if you are a participant, or indirectly through organizations that are participants. All interests in a global capital security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the capital securities, see "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "-- Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Except as described below, owners of beneficial interests in the global capital securities will not have exchange capital securities registered in their name, will not receive physical delivery of exchange capital securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

         Payments on the global capital security registered in the name of DTC, or its nominee, will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the capital securities, including the global capital securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

         - any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global capital securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global capital securities; or

         - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

         DTC has advised the Trust and us that its current practice, upon receipt of any payment on the exchange capital securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the exchange capital securities as shown on the records of DTC unless DTC has reason to believe it will not receive payment on the payment date. Payments by participants and indirect participants to the beneficial owners of exchange capital securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the property trustee, the Trust or us. None of us, the Trust or the property trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the exchange capital securities, and we, the Trust and the property trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

         Any secondary market trading activity in interests in the global capital securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and us that it will take any action permitted to be taken by a holder of exchange capital securities (including, without limitation, presenting the exchange capital securities for exchange as described below) only at the direction of one or more participants who have an interest in DTC's global capital securities in respect of the portion of the liquidation amount of the exchange capital securities as to which the participant or participants has or have given direction. However, if an event of default exists under the trust agreement, DTC reserves the right to exchange the global capital securities for legended exchange capital securities in certificated form and to distribute the certificated exchange capital securities to its participants.

         We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information.

         Although DTC has agreed to the procedures described in this section to facilitate transfers of interests in the global capital securities among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. None of us, the Trust or the property trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global capital securities that are maintained by DTC or any of its participants or indirect participants.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A global capital security is exchangeable for exchange capital securities in registered certificated form if:

         - DTC notifies the Trust that it is unwilling or unable to continue as depositary for the global capital security and the Trust fails to appoint a successor depositary within 90 days of receipt of DTC's notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and the Trust fails to appoint a successor depositary within 90 days of becoming aware of this condition;

         - we, in our sole discretion, elect to cause the exchange capital securities to be issued in certificated form; or

         - an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the trust agreement.

         In addition, beneficial interests in a global capital security will be exchanged by or on behalf of DTC for certificated exchange capital securities upon request by DTC, but only upon at least 20 days' prior written notice given to the property trustee in accordance with DTC's customary procedures. In all cases, certificated exchange capital securities delivered in exchange for any global capital security will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures.

PAYMENT AND PAYING AGENCY

         The Trust will make payments on any global capital security to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. The Trust will make payments on the exchange capital securities that are not held by DTC by mailing a check to the address of the holder entitled to the payment as the holder's address appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' notice to the property trustee, the administrative trustees and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which must be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.

RESTRICTIONS ON TRANSFER

         The exchange capital securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of exchange capital securities in a block having a liquidation amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee will be deemed not to be the holder of such exchange capital securities for any purpose, including but not limited to the receipt of distributions on such exchange capital securities, and such purported transferee will be deemed to have no interest whatsoever in such exchange capital securities.

REGISTRAR AND TRANSFER AGENT

         The property trustee will act as registrar and transfer agent for the exchange capital securities.

         The Trust will register transfers of the exchange capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to have the transfer of the exchange capital securities registered after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         Except if an event of default exists under the trust agreement, the property trustee will undertake to perform only the duties specifically set forth in the trust agreement. While an event of default exists, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of exchange capital securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default exists and the property trustee is required to decide between alternative causes of action or to construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the exchange capital securities or the common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as directed by us and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the exchange capital securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust so that:

         - the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

         - the Trust will be classified as a grantor trust for federal income tax purposes; and

         - the exchange debentures will be treated as our indebtedness for federal income tax purposes.

         We, together with the administrative trustees, are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable, as long as it does not materially adversely affect the interests of the holders of the capital securities.

         The trust agreement provides that holders of the capital securities have no preemptive or similar rights to subscribe for any additional capital securities and the issuance of capital securities is not subject to preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

         The trust agreement and capital securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.


                       DESCRIPTION OF EXCHANGE DEBENTURES

         This summary describes the material provisions of the exchange debentures. It is not complete and is subject to, and qualified in its entirety by, the indenture. The indenture will be qualified under the Trust Indenture Act. We have incorporated the definitions used in the indenture in this prospectus. You can obtain a copy of the indenture by requesting it from Sky Financial. Wilmington Trust Company will act as debenture trustee under the indenture.

GENERAL

         The Trust invested the proceeds from the sale of the capital securities and the common securities in the original junior subordinated debentures issued by us. The original junior subordinated debentures bear interest at the annual rate of 9.34% of the principal amount of the original junior subordinated debentures, payable semi-annually in arrears on interest payment dates of May 1st and November 1st of each year to the person in whose name each original junior subordinated debentures is registered at the close of business on the relevant record date. The exchange debentures will have terms identical in all material respects to the original junior subordinated debentures, except that the exchange debentures will not have certain terms with respect to transfer restrictions under the Securities Act and will not provide for any liquidated damages. The first interest payment date for the exchange debentures will be November 1, 2000. The period beginning on and including the date the exchange debentures are first issued and ending on, but excluding, November 1, 2000 and each period beginning on and including an interest payment date and ending on, but excluding, the next interest payment date is an interest period.

         We anticipate that, until the liquidation, if any, of the Trust, each junior subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities. The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months.

         Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the rate of 9.34% per year, compounded semi-annually, from the last interest payment date for which interest was paid. The term "interest" as used in this prospectus includes semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable interest payment date.

         Notwithstanding anything to the contrary above, if the stated maturity date or date of earlier redemption falls on a day that is not a business day, the payment of principal, premium, if any, and interest will be paid on the next business day, with the same force and effect as if made on such date, and no interest on such payments will accrue from and after such date.

         The exchange debentures will be issued as a series of exchange deferrable interest debentures under the indenture.

         The exchange debentures will mature on May 1, 2030, unless redeemed prior thereto in accordance with the terms discussed below.

         The exchange debentures have been rated "baa1" by Moody's Investors Service, "BB+" by Standard & Poor's, "BBB-" by Duff & Phelps Credit Rating Co. and "BBB" by Thomson Financial BankWatch. See "Ratings."

         The junior subordinated debentures will rank equal to all of our other subordinated debentures which have been or may be issued to other trusts established by us, in each case similar to the Trust, and will be unsecured and rank subordinate and junior to all of our senior indebtedness to the extent and in the manner set forth in the indenture. See "-- Subordination." At December 31, 1999, we had other junior subordinated debentures that totaled $48.6 million and rank equal to the exchange debentures.

         We are a registered bank holding company regulated by the Federal Reserve Board and our bank subsidiaries are regulated by the Ohio Divisions of Financial Institutions (referred to as the Ohio Bank Regulator). We rely primarily on dividends from our bank subsidiaries to meet our obligations for payment of corporate expenses, to pay cash dividends to our common and preferred stockholders and to engage in share repurchase programs, and will rely on such dividends to pay principal, premium and interest on the exchange debentures and make payments under the exchange guarantee. The Ohio Bank Regulator limits all capital distributions by our bank subsidiaries directly or indirectly to us, including dividend payments. Each bank subsidiary is required by law to obtain the prior approval of the Ohio Bank Regulator for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank will exceed the total of:

         - such bank's net profits (as defined and interpreted by regulation) for that year, plus

         - the retained net profits (as defined and interpreted by regulation) for the preceding two years.

         The payment of dividends by us and our subsidiaries is also affected by various regulatory requirements and policies, such as the requirement to maintain capital at or above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending upon the financial condition of the bank, could include payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board and the Ohio Bank Regulator have each indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The Federal Reserve Board, Ohio Bank Regulator and Federal Deposit Insurance Corporation have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

         At December 31, 1999, we had approximately $40.6 million available for the payment of dividends to us without further approval from the Ohio Bank Regulator.

         We cannot assure you that our bank subsidiaries will be able to pay dividends at past levels, or at all, in the future. See the section entitled "Regulation and Supervision" in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated in this prospectus by reference.

         In addition to regulatory restrictions on the payment of dividends, the Bank Holding Company Act of 1956, as amended, imposes certain restrictions upon dealing by affiliated banks with the holding company and among themselves including restrictions on interbank borrowing and upon dealings in respect of the securities or obligations of the holding company or other affiliates.

         If we do not receive cash dividends or borrowings from our bank subsidiaries in an amount adequate to pay the interest on the exchange debentures, then it is unlikely that we will have sufficient funds to make payments on the exchange debentures and the exchange guarantee. If we do not make payments of the exchange debentures, then the Trust will not have sufficient funds to make payments to you on the exchange capital securities.

         Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the exchange capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the bank subsidiaries), except to the extent that we may be recognized as a creditor of that subsidiary. At December 31, 1999, our subsidiaries had total liabilities, including deposits, of $7.5 billion. Furthermore, the junior subordinated debentures will rank equal to all other junior subordinated debentures. Accordingly, the exchange debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries (including the bank subsidiaries' deposit liabilities) and all liabilities of any of our future subsidiaries. The indenture does not limit the incurrence or issuance of other secured or unsecured debt by us or any subsidiary, including senior indebtedness. See "-- Subordination." At December 31, 1999, we had senior debt totaling $134 million.

FORM, REGISTRATION AND TRANSFER

         If the exchange debentures are distributed to the holders of the exchange capital securities, the exchange debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such exchange debentures are expected to be substantially similar to those in effect for the exchange capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, you should read "Description of Exchange Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

         Payment of principal of (and premium, if any) and interest on the exchange debentures will be made at the office of the debenture trustee in Wilmington, Delaware or at the office of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made, except in the case of exchange debentures in global form:

         - by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the exchange debentures; or

         - by transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided that proper transfer instructions have been received by the relevant record date.

         Payment of any interest on any exchange debenture will be made to the person or entity in whose name the exchange debenture is registered at the close of business on the record date for the interest payment date, except in the case of defaulted interest.

         We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will always be required to maintain a paying agent in each place of payment for the exchange debentures.

         Any moneys deposited with the debenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of (or premium, if any) or interest on any exchange debenture and remaining unclaimed for two years after such principal (or premium, if any) or interest has become due and payable shall, at our request, be repaid to us and the holder of the exchange debenture shall thereafter look, as a general unsecured creditor, only to us for payment.

OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no event of default under the junior subordinated debentures exists, we will have the right under the indenture to defer the payment of interest on the junior subordinated debentures, at any time and from time to time, for no more than 10 consecutive semi-annual periods, provided that no deferral period shall end on a date other than an interest payment date or extend beyond the maturity date. At the end of a deferral period, we must pay all interest then accrued and unpaid (together with interest thereon at the rate of 9.34% per year, compounded semi-annually from the last interest payment date to which interest was paid, to the extent permitted by applicable law). During a deferral period, interest will continue to accrue, and holders of the exchange capital securities or, if the exchange debentures have been distributed to holders of the exchange capital securities, holders of exchange debentures, will be required to include that deferred interest in gross income for federal income tax purposes on an accrual method of accounting prescribed by the Code and Treasury regulation provisions on original issue discount prior to the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         During any such deferral period, we may not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

         - make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank equal to or junior to the exchange debentures; or

         - make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including our guarantee of the exchange capital securities of the Trust and any other guarantees) if such guarantee ranks equal or junior to the junior subordinated debentures other than:

                  (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

                  (ii) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights pursuant thereto;

                  (iii)    payments under the guarantees;

                  (iv) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

                  (v) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

                  (vi) purchases of our common shares related to the issuance of common shares or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

         Before the end of any deferral period, we may extend the deferral period, as long as no event of default exists and the extension does not cause the deferral period to exceed 10 consecutive semi-annual periods, to end on a date other than an interest payment date or to extend beyond the maturity date. At the end of any deferral period and upon the payment of all then accrued and unpaid interest (together with interest thereon at the rate of 9.34% per year, compounded semi-annually, to the extent permitted by applicable law), we may elect to begin a new deferral period, subject to the requirements set forth in this prospectus. No interest will be due and payable during a deferral period until the deferral period ends.

         We must give the property trustee, the administrative trustees and the debenture trustee notice of our election at least five business days before the earlier of:

         - the date the distributions on the capital securities would have been payable, except for the election to begin or extend such deferral period; or

         - the date the administrative trustees are required to give notice to any securities exchange or automated quotation system on which the exchange capital securities are listed or quoted or to holders of capital securities of the record date for such distributions or the date such distributions are payable, but in any event not less than five business days prior to such record date.

         The debenture trustee will notify holders of the capital securities of our election to begin or extend a new deferral period.

         There is no limit on the number of times that we may elect to begin a deferral period.

         We do not currently intend to exercise our option to defer payments of interest on the junior subordinated debentures.

OPTIONAL PREPAYMENT

         The junior subordinated debentures will be prepayable, in whole or in part, at our option on or after May 1, 2010, subject to our receipt of any required regulatory approval, at an optional prepayment price equal to the percentage of the outstanding principal amount of the junior subordinated debentures specified below, plus, in each case, accrued and unpaid interest on the junior subordinated debentures, if any, to the date of prepayment if redeemed during the 12-month period beginning May 1 of the years indicated below:

                 YEAR                                             PERCENTAGE
                 ----                                             ----------

                 2010............................................. 104.670%
                 2011............................................. 104.203%
                 2012............................................. 103.736%
                 2013............................................. 103.269%
                 2014............................................. 102.802%
                 2015............................................. 102.335%
                 2016............................................. 101.868%
                 2017............................................. 101.401%
                 2018............................................. 100.934%
                 2019............................................. 100.467%
                 2020 and thereafter.............................. 100.000%

SPECIAL EVENT PREPAYMENT

         If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trust, the capital securities or the junior subordinated debentures, we may, at our option and at any time, subject to our receipt of any required regulatory approval, prepay the junior subordinated debentures, in whole but not in part, at any time within 90 days of the change in the law, at the special event prepayment price. The special event prepayment price will be an amount equal to the greater of:

         - 100% of the principal amount of the junior subordinated debentures, or

         - the sum, as determined by a quotation agent referred to below, of the present values of the remaining scheduled payments of principal and interest on the junior subordinated debentures from the prepayment date to the stated maturity date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus, in the case of each of the above scenarios, accrued and unpaid interest and liquidated damages, if any, to the date of prepayment.

         A change in the bank regulatory law means our receipt of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of an applicable regulatory agency or authority; or

         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities are first issued, the exchange capital securities do not constitute, or within 90 days of the opinion will not constitute, Tier 1 Capital (or its then equivalent if we were subject to such capital requirement).

         A change in the investment company law means the receipt by us and the Trust of an opinion of independent securities counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or

         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities are first issued, the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

         A change in tax law means the receipt by us and the Trust of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein; or

         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities are first issued, there is more than an insubstantial risk that:

         - the Trust is, or will be within 90 days of the date of such opinion, subject to federal income tax with respect to any income received or accrued on the junior subordinated debentures;

         - interest payable by us on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for federal income tax purposes; or

         - the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         Adjusted treasury rate means, with respect to a prepayment date, the rate per annum equal to:

         - the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the remaining life, defined below (if no maturity is within three months before or three months after the maturity corresponding to the remaining life, yields for the two published maturities most closely corresponding to the remaining life shall be determined, and the adjusted treasury rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or

         - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such prepayment date, plus: 281 basis points.

         Comparable treasury issue means the United States Treasury security selected by the quotation agent (defined below) having a maturity comparable to the remaining life of the junior subordinated debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the quotation agent, shall be used as the comparable treasury issue, and the adjusted treasury rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         Comparable treasury price means, with respect to a prepayment date:

         - the average of three reference treasury dealer quotations for such prepayment date, after excluding the highest and lowest such reference treasury dealer quotations, or

         - if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such reference treasury dealer quotations.

         Quotation agent means the reference treasury dealer appointed by us. Reference treasury dealer means a nationally recognized U.S. Government securities dealer in New York, New York selected by us.

         Reference treasury dealer quotations means, with respect to each reference treasury dealer and the prepayment date, the average, as determined by the debenture trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the debenture trustee by such reference treasury dealer at 5:00 p.m., New York time, on the third business day preceding such prepayment date.

         Remaining life means the term of the junior subordinated debentures from the prepayment date to the stated maturity date.

         We will mail any notice of prepayment between 30 and 60 days before the prepayment date to each holder of exchange debentures to be prepaid at its registered address. Unless we default in payment of the prepayment price, on the prepayment date interest shall cease to accrue on the exchange debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a change in the tax law, we will pay as additional amounts on the junior subordinated debentures any amounts as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding capital securities shall not be reduced as a result of any additional sums, including taxes, duties or other governmental charges to which the Trust has become subject as a result of a change in the tax law.


CERTAIN COVENANTS OF SKY FINANCIAL

         We will covenant that we will not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

         - make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank equal or junior to the junior subordinated debentures; or

         - make any guarantee payments with respect to any of our guarantees of the debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the junior subordinated debentures, other than:

                  (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common shares;

                  (ii) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

                  (iii)    payments under the guarantees;

                  (iv) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

                  (v) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

                  (vi) purchases of our common shares related to the issuance of common shares or rights under any of our benefit plans for its directors, officers or employees or any of our dividend reinvestment plans, if at such time:

         - we have actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, an event of default under the junior subordinated debentures and that we have not taken reasonable steps to cure;

         - we are in default with respect to our payment obligations under the guarantees; or

         - we have given notice of our election to exercise our right to defer interest payments on the junior subordinated debentures as provided in the indenture and the deferral period, or any extension of the deferral period, is continuing.

         So long as the capital securities remain outstanding, we also will covenant:

         - to directly or indirectly maintain 100% direct or indirect ownership of the common securities; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of the common securities;

         - to use commercially reasonable efforts to cause the Trust to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of capital securities in liquidation of the Trust, the redemption of all of the capital securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

         - to use commercially reasonable efforts to cause the Trust to otherwise continue not to be classified as an association taxable as a corporation and to be classified as a grantor trust for federal income tax purposes;

         - to use commercially reasonable efforts to cause each holder of capital securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures; and

         - to not cause, as sponsor of the Trust, or permit, as holder of the common securities, the dissolution, winding-up or liquidation of the Trust, except as provided in the trust agreement.

MODIFICATION OF INDENTURE

         From time to time, we, together with the debenture trustee, may, without the consent of the holders of junior subordinated debentures, amend the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling us and the Trust to conduct an exchange offer as contemplated by the registration rights agreement, provided that any amendment to the indenture does not materially adversely affect the interest of the holders of junior subordinated debentures, and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

         The indenture permits us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures; provided that no modification may, without the consent of the holders of each outstanding junior subordinated debenture affected:

         - change the stated maturity date, or reduce the principal amount, of the junior subordinated debentures;

         - reduce the amount payable on prepayment or reduce the rate or extend the time of payment of interest, except pursuant to our right under the indenture to defer the payment of interest. Refer to "-- Option to Extend Interest Payment Date" for additional information;

         -        change any of the prepayment provisions;

         - make the principal of, (or premium, if any) or interest on, the junior subordinated debentures payable in any coin or currency other than that provided in the junior subordinated debentures;

         - impair or affect the right of any holder of junior subordinated debentures to institute suit for the payment thereof; or

         - reduce the percentage of the principal amount of the junior subordinated debentures, the holders of which are required to consent to any such modification.

EVENTS OF DEFAULT UNDER THE EXCHANGE DEBENTURES

         An event of default under the junior subordinated debentures means:

         - our failure for 30 days to pay any interest (including compounded interest and additional sums, if any) or liquidated damages, if any, on the junior subordinated debentures or any other similar debentures when due (subject to the deferral of any interest due date in the case of a deferral period with respect to the exchange debentures or other similar debentures, as the case may be);

         - our failure to pay any principal or premium, if any, on the junior subordinated debentures or any other similar debentures when due, whether at maturity, upon prepayment, by accelerating the maturity or otherwise;

         - our failure to observe or perform, in any material respect, any other covenant contained in the indenture for 90 days after written notice to us from the debenture trustee or to us and the debenture trustee from the holders of at least 25% in aggregate outstanding principal amount of exchange debentures; or

         - certain events related to our bankruptcy, insolvency or reorganization.

         The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon an event of default under the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul this declaration and waive the default if the default (other than the non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee.

         The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (including compounded interest and additional sums, if any) or liquidated damages, if any (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.


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

         The indenture requires that we file with the debenture trustee a certificate annually as to the absence of defaults specified under the indenture.

         The indenture provides that the debenture trustee may withhold notice of a debenture event of default from the holders of the junior subordinated debentures if the debenture trustee considers it in the interest of the holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES

         If an event of default under the junior subordinated debentures exists that is attributable to our failure to pay the principal of (or premium, if any) or interest (including compounded interest and additional sums, if any) or liquidated damages, if any, on the exchange debentures on the due date, a holder of exchange capital securities may institute a direct action against us. We may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities. Notwithstanding any payments that we make to a holder of exchange capital securities in connection with a direct action, we shall remain obligated to pay the principal of (and premium, if any) and interest on the exchange debentures, and we shall be subrogated to the rights of the holder of the exchange capital securities with respect to payments on the exchange capital securities to the extent that we make any payments to a holder in any direct action.

         The holders of the exchange capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the exchange debentures, unless an event of default exists under the trust agreement. See "Description of Exchange Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The indenture provides that we will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties to any person, and no person shall consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties to us, unless:

         - in case we consolidate with or merge into another person or convey or transfer all or substantially all of our properties to any person, the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture with respect to the junior subordinated debentures;

         - immediately after giving effect to the transaction, no event of default under the junior subordinated debentures, and no event which, after notice or lapse of time or both, would become an event of default under the junior subordinated debentures, exists; and

         - certain other conditions as prescribed in the indenture are met.

         The general provisions of the indenture do not afford holders of the exchange debentures protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the exchange debentures.

SATISFACTION AND DISCHARGE

         The indenture provides that when, among other things,

         - all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for prepayment within one year, and

         - we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal (and premium, if any) and interest (including compounded interest and additional sums, if any) to the date of the prepayment or to May 1, 2030, as the case may be,

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

then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel), and we will be deemed to have satisfied and discharged the indenture.

SUBORDINATION

         We have promised that any of our junior subordinated debentures issued under the indenture will rank junior to all of our senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of our assets to creditors upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of our creditors, marshaling of our assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding involving us, the allocable amounts in respect of the senior indebtedness must be paid in full before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect thereof.

         If the maturity of junior subordinated debentures is accelerated, the holders of all senior indebtedness outstanding at such time will first be entitled to receive payment in full of the allocable amounts in respect of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the junior subordinated debentures.

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the junior subordinated debentures may be made if there is a default in any payment of the allocable amounts in respect of the senior indebtedness, or an event of default exists with respect to any such allocable amounts that accelerate the maturity of such senior indebtedness, or if any judicial proceeding shall be pending with respect to the default.

         Allocable amounts, when used with respect to any senior indebtedness, means all amounts due or to become due on such senior indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such senior indebtedness (whether as a result of the receipt of payments by the holders of such senior indebtedness from us or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such senior indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such senior indebtedness or otherwise) but for the fact that such senior indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such senior indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

         Indebtedness for money borrowed means any of our obligations, or any obligation guaranteed by us, to repay borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, except that indebtedness for money borrowed does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

         Indebtedness ranking on a parity with the junior subordinated debentures means:

         - indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date that the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks equal to and not prior to the exchange debentures in the right of payment upon the happening of our dissolution, winding-up, liquidation or reorganization;

         - all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle (a "financing entity"), in connection with the issuance by the financing entity of equity securities or other securities guaranteed by us pursuant to an instrument that ranks equal with or junior to the guarantees; and

         - the securing of any indebtedness otherwise constituting indebtedness ranking on a parity with the junior subordinated debentures shall not be deemed to prevent such indebtedness from constituting indebtedness ranking on a parity with the junior subordinated debentures.


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

         Indebtedness ranking junior to the junior subordinated debentures means any indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks junior to and not equal with or prior to the junior subordinated debentures (and any other indebtedness ranking on a parity with the exchange debentures) in right of payment upon the happening of our dissolution or winding-up or liquidation or reorganization. The securing of any indebtedness for money borrowed otherwise constituting indebtedness ranking junior to the junior subordinated debentures shall not be deemed to prevent such indebtedness for money borrowed from constituting indebtedness ranking junior to the junior subordinated debentures.

         Senior indebtedness means all indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, except indebtedness ranking on a parity with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures, and any deferrals, renewals or extensions of the senior indebtedness.

         We are a bank holding company regulated by the Federal Reserve Board, the Ohio Bank Regulator and the Federal Deposit Insurance Corporation, and a significant portion of our operating assets are owned by bank subsidiaries. We rely primarily on dividends from our bank subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our subsidiaries. Holders of exchange debentures should look only to us for payments on the exchange debentures. There are regulatory limitations on the payment of dividends directly or indirectly to us from our bank subsidiaries. In addition, our bank subsidiaries are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. See "Regulation and Supervision" for a discussion of these dividend and borrowing restrictions. Accordingly, the exchange debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries.

         Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the exchange capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of our bank subsidiaries), except to the extent we may be recognized as a creditor of any such bank subsidiary. At December 31, 1999, our subsidiaries had total liabilities, including deposits, of approximately $7.5 billion. Furthermore, the junior subordinated debentures will rank equal to all other junior subordinated debentures. Accordingly, the exchange debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries (including our bank subsidiaries' deposit liabilities) and all liabilities of any of our future subsidiaries. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of us or any subsidiary, including senior indebtedness. See "Description of Exchange Debentures -- Subordination." At December 31, 1999, we had senior debt totaling $134 million.

RESTRICTIONS ON TRANSFER

         The exchange debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 (100 exchange debentures) and multiples of $1,000 in excess thereof. Any attempted transfer of exchange debentures in a block having an aggregate principal amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such exchange debentures for any purpose, including but not limited to the receipt of payments on such exchange debentures, and such purported transferee shall be deemed to have no interest whatsoever in such exchange debentures.

GOVERNING LAW

         The indenture and the exchange debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         Following the exchange offer and the qualification of the indenture under the Trust Indenture Act, the debenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is not obligated to exercise any of the powers vested in it by the indenture at the request of any holder of exchange debentures, unless offered reasonable indemnity


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by the holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture.

                        DESCRIPTION OF EXCHANGE GUARANTEE

         We will execute and deliver the exchange guarantee at the same time the exchange capital securities are issued. The exchange guarantee will be qualified as an indenture under the Trust Indenture Act. The terms of the exchange guarantee are identical in all material respects to the terms of the original guarantee. This summary of the material provisions of the exchange guarantee is not complete and is subject to, and qualified in its entirety by, the exchange guarantee and the Trust Indenture Act. The guarantee trustee will hold the exchange guarantee for the benefit of the holders of the exchange capital securities. You can obtain a copy of the exchange guarantee by requesting it from us. Wilmington Trust Company will act as guarantee trustee under the exchange guarantee.

GENERAL

         We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in this prospectus, the following payments with respect to the exchange capital securities to the extent not paid by the Trust:

         - any accumulated and unpaid distributions required to be paid on the exchange capital securities, to the extent that the Trust has funds legally available at that time;

         - the applicable redemption price with respect to the exchange capital securities called for redemption, to the extent that the Trust has funds legally available at that time; and

         - upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the exchange debentures to holders of the capital securities or the redemption of all capital securities), the lesser of (a) the liquidation distribution, to the extent the Trust has funds legally available at that time, and (b) the amount of assets of the Trust remaining available for distribution to holders of exchange capital securities after satisfying the liabilities owed to the Trust's creditors as required by applicable law.

         The exchange guarantee will rank subordinate and junior to all senior indebtedness to the extent provided in the exchange guarantee and equal to all other guarantees outstanding or created in the future. See "-- Status of the Guarantee." Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the exchange capital securities or by causing the Trust to pay these amounts to the holders of the exchange capital securities.

         The exchange guarantee will be an irrevocable exchange guarantee on a subordinated basis of the Trust's obligations under the exchange capital securities, but will apply only to the extent that the Trust has funds sufficient to make these payments. If we do not make payments on the exchange debentures held by the Trust, then it will not be able to make the related payments to you on the exchange capital securities and will not have funds legally available. Please refer to the "Relationship among the Exchange Capital Securities, the Exchange Debentures and the Exchange Guarantee" section of this prospectus.

         The holders of a majority in aggregate liquidation amount of the exchange capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust power conferred upon the guarantee trustee under our guarantee. If the guarantee trustee fails to enforce the exchange guarantee, any holder of the exchange capital securities may institute a legal proceeding directly against us to enforce their rights under the exchange guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

         If we default on our obligation to pay amounts payable under the exchange debentures, the Trust will lack funds for the payment of distributions or amounts payable on redemption of the exchange capital securities or otherwise, and the holders of the exchange capital securities will not be able to rely upon the guarantee for payment of such amounts. Instead, if an event of default under the exchange debentures exists that is attributable to our failure to pay principal of (or premium, if any) or interest on the exchange debentures on a payment date, then any holder of exchange


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

capital securities may institute a direct action against us pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of (or premium, if any) or interest on such exchange debentures having a principal amount equal to the aggregate liquidation amount of the exchange capital securities of that holder. In connection with a direct action, we will have a right of set-off under the indenture to the extent that we made any payment to the holder of exchange capital securities in the direct action. Except as described in this prospectus, holders of exchange capital securities will not be able to exercise directly any other remedy available to the holders of the exchange debentures or assert directly any other rights in respect of the exchange debentures. The trust agreement provides that each holder of exchange capital securities, by accepting the exchange capital securities, agrees to the provisions of the exchange guarantee and the indenture.

         We will, through our guarantee, the trust agreement, the exchange debentures and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the exchange capital securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the exchange capital securities. You should refer to "Relationship among the Exchange Capital Securities, the Exchange Debentures and the Exchange Guarantee" for more information about our guarantee.

STATUS OF THE EXCHANGE GUARANTEE

         Our guarantee will constitute an unsecured obligation and will rank subordinate and junior to all senior indebtedness in the same manner as the exchange debentures. See "Description of Exchange Debentures -- Subordination." In addition, because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, including our bank subsidiaries, upon their liquidation or reorganization or otherwise is subject to the prior claims of their creditors (including our bank subsidiaries' depositors), except to the extent we may be recognized as their creditor. Accordingly, our obligations under the exchange guarantee effectively will be subordinated to all existing and future liabilities of our present and future subsidiaries (including depositors of our bank subsidiaries). As a result, claimants should look only to our assets for payments under the exchange guarantee. See "Description of Exchange Debentures -- General."

         Our guarantee will rank equal to all of our other guarantees with respect to preferred beneficial interests issued by other trusts. Our guarantee of the Trust's exchange capital securities does not limit the amount of secured or unsecured debt, including senior indebtedness, that we or any of our subsidiaries may incur. We expect from time to time that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities.

         Our guarantee will constitute a guarantee of payment and not of collection, enabling the guaranteed party to institute a legal proceeding directly against us to enforce their rights under the exchange guarantee without first instituting a legal proceeding against any other person or entity. Our exchange guarantee will not be discharged, except by payment of the exchange guarantee payments in full to the extent that the Trust has not paid, or upon distribution of the exchange debentures to, the holders of the exchange capital securities.

EVENTS OF DEFAULT

         There will be an event of default under the exchange guarantee if we fail to perform any of our payment or other obligations under the exchange guarantee; except that with respect to a default in payment of any guarantee payment, we shall have received notice of default and shall not have cured the default within 60 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the exchange capital securities (in which case no approval will be required), the exchange guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. You should read "Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement" for more information about the manner of obtaining the holders' approval. All guarantees and agreements contained in the exchange guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the exchange capital securities then outstanding.


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TERMINATION OF THE EXCHANGE GUARANTEE

         Our guarantee will terminate and be of no further force and effect upon:

         - full payment of the applicable redemption price of all outstanding exchange capital securities;

         - full payment of the liquidation amount payable upon liquidation of the Trust; or

         - distribution of exchange debentures to the holders of the exchange capital securities.

         Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the exchange capital securities must restore payment of any sums paid under the exchange capital securities or the exchange guarantee.

GOVERNING LAW

         The exchange guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The guarantee trustee, except if we default under the exchange guarantee, will undertake to perform only such duties as are specifically set forth in the exchange guarantee and, in case a default with respect to the exchange guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the exchange guarantee at the request of any holder of the exchange capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

                       DESCRIPTION OF ORIGINAL SECURITIES

         We refer to the original capital securities, the original guarantee and the original junior subordinated debentures collectively as the original securities and refer to the exchange capital securities, the exchange guarantee and the exchange debentures collectively as the exchange securities.

         The terms of the original securities are identical in all materials respects to the exchange securities, except that:

         - original securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable registration rights agreement, which rights will terminate upon consummation of the exchange offer, except under limited circumstances;

         - the exchange capital securities will not provide for any increase in the distribution rate; and

         - the exchange debentures will not provide for any liquidated damages.

         The original securities provide that, if a registration statement relating to the exchange offer is not declared effective by the Commission on or prior to the 180th date after the issue date, liquidated damages shall accrue on the principal amount of the original junior subordinated debentures, and additional distributions shall accumulate on the liquidation amount of the original capital securities, each at a rate of 25 basis points per annum. In addition, the original capital securities provide that, if the Trust has not exchanged exchange capital securities for all original capital securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the distribution rate borne by the original capital securities will increase by 25 basis points per annum for the period from the occurrence of such event until such time as the exchange offer has been consummated. The exchange securities are not, and upon consummation of the exchange offer, the original securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of original capital securities should review the information set forth under "Risk Factors - Your failure to exchange original capital securities may adversely affect your ability to sell such securities" and "Description of Exchange Capital Securities."


                                       64
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             RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE
                 EXCHANGE DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         We will irrevocably guarantee payments of distributions and other amounts due on the exchange capital securities to the extent the Trust has funds legally available to pay such amounts as and to the extent set forth under "Description of Exchange Guarantee." Taken together, our obligations under the exchange debentures, the indenture, the trust agreement and the exchange guarantee will provide a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the exchange capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the exchange capital securities.

         If and to the extent that we do not make the required payments on the exchange debentures, the Trust will not have sufficient funds to make its related payments, including distributions on the exchange capital securities. Our guarantee will not cover any payments when the Trust does not have sufficient funds legally available to make those payments. Your remedy, as a holder of exchange capital securities, is to institute a direct action against us. Our obligations under the exchange guarantee will be subordinate and junior to all senior indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as we pay the interest and other payments when due on the exchange debentures, the Trust will have sufficient funds to cover distributions and other payments due on the exchange capital securities, primarily because:

         - the aggregate principal amount or prepayment price of the exchange debentures will equal the aggregate liquidation amount or redemption price, as applicable, of the exchange capital securities;

         - the interest rate and interest payment dates and other payment dates on the exchange debentures will match the distribution rate and distribution dates and other payment dates for the exchange capital securities;

         - as sponsor, we will pay for all and any costs, expenses and liabilities of the Trust, except for the Trust's obligations to holders of exchange capital securities; and

         - the trust agreement also provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

         You, as holder of exchange capital securities, may institute a legal proceeding directly against us to enforce your rights under our guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

         A default or event of default under any senior indebtedness would not constitute a default or event of default under the trust agreement. However, if there are payment defaults under, or accelerations of, allocable amounts in respect of senior indebtedness, the subordination provisions of the indenture provide that we cannot make payments in respect of the exchange debentures until we have paid such allocable amounts in full or we have cured any payment default or a payment default has been waived. Our failure to make required payments on exchange debentures would constitute an event of default under the trust agreement.

LIMITED PURPOSE OF THE TRUST

         The exchange capital securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the capital securities and the common securities, using the proceeds from the sale of the

                                       65
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capital securities and the common securities to acquire our junior subordinated debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of an exchange capital security and a holder of an exchange debenture is that a holder of an exchange debenture will be entitled to receive from us the principal of (and premium, if any) and interest on exchange debentures held, while a holder of exchange capital securities is entitled to receive distributions from the Trust (or, in certain circumstances, from us under our guarantee) if and to the extent the Trust has funds legally available to pay the distributions.

RIGHTS UPON DISSOLUTION

         Unless the exchange debentures are distributed to holders of the exchange capital securities, if the Trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, the holders of the exchange capital securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Exchange Debentures."

         If we are voluntarily or involuntarily liquidated or bankrupted, the property trustee, as holder of the exchange debentures, would be one of our subordinated creditors, subordinated in right of payment to all senior indebtedness, but entitled to receive payment in full of principal (and premium, if any) and interest, before any of our shareholders receive payments or distributions. Since we will be the guarantor under the exchange guarantee and will agree to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its exchange capital securities), the positions of a holder of exchange capital securities and a holder of exchange debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Squire, Sanders & Dempsey L.L.P., special federal income tax counsel to us and the Trust, the following describes the material federal income tax consequences of the purchase, ownership and disposition of a capital security.

         This summary is based on the Internal Revenue Code of 1986, as amended (the Code), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this general summary is based are subject to various interpretations, and any statement expressed herein is not binding on the IRS or the courts, either of which could take a contrary position. Squire, Sanders & Dempsey L.L.P. has issued its opinion as to certain issues discussed herein; however, the opinion of Squire, Sanders & Dempsey L.L.P. is not binding on the IRS or on the courts. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the statements expressed herein or that a court would not sustain such a challenge.

         This summary addresses only the tax consequences to a person that acquires an exchange capital security pursuant to the exchange offer and that holds the security as a capital asset. This summary does not address all tax consequences that may be applicable to a beneficial owner of an exchange capital security and does not address the tax consequences to holders subject to special tax regimes (such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold an exchange capital security as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). Except as noted below in the discussion of Non-U.S. Holders, this discussion is addressed to a U.S. Holder, which is defined as a beneficial owner of an exchange capital security that, for federal income tax purposes, is (or is treated as):

         -        a citizen or individual resident of the United States;

         - a corporation or partnership (or entity treated for federal income tax purposes as a corporation or partnership) created or organized in or under the laws of the United States or any state (including the District of Columbia) or other political subdivision thereof;

         - an estate, the income of which is includible in gross income for federal income tax purposes without regard to its source; or


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

         - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the ability to control all substantial decisions of the trust.

         This summary does not address the tax consequences to any stockholder, partner or beneficiary of a holder of an exchange capital security. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to the purchase, ownership, and disposition of an exchange capital security.

         Prospective investors are advised to consult with their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the capital securities, including the tax consequences under state, local, foreign, and other tax laws and possible effects of changes in United States federal or other tax laws.

EXCHANGE OF CAPITAL SECURITIES

         The exchange of the original capital securities for exchange capital securities pursuant to the exchange offer should not be treated as an exchange for federal income tax purposes and, therefore, should not be a taxable event to holders for federal income tax purposes, because the exchange capital securities should not be considered to differ materially in kind or extent from the original capital securities and because the exchange will occur by operation of the terms of the capital securities. If the exchange were treated as an exchange for federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the exchange capital securities should have the same issue price as the original capital securities, and a holder should have the same adjusted tax basis and holding period in the exchange capital securities as the holder had in the original capital securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         We intend to take the position that, and Squire, Sanders & Dempsey L.L.P. will issue its opinion that, under current law the junior subordinated debentures will be classified for federal income tax purposes as our indebtedness. We, together with the Trust and the holders of the exchange capital securities (by acceptance of a beneficial interest in an exchange capital security) will agree to treat the exchange debentures as our indebtedness for all federal income tax purposes. We cannot be sure that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the exchange debentures will be classified as our indebtedness for federal income tax purposes.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the original capital securities, Squire, Sanders & Dempsey L.L.P. rendered its opinion that, under current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in that opinion, the Trust is classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for federal income tax purposes, the Trust is not subject to federal income tax, and each holder of a capital security will be required to include in its gross income any interest income (including any original issue discount) and gain with respect to its allocable share of the junior subordinated debentures.

ORIGINAL ISSUE DISCOUNT

         Under the indenture, we have the right to defer the payment of interest on the junior subordinated debentures at any time or from time to time for one or more deferral periods not exceeding 10 consecutive semi-annual periods each, provided that no deferral period shall end on a date other than an interest payment date or extend beyond May 1, 2030. By reason of that right, the Treasury regulations will subject the junior subordinated debentures to the rules in the Code and Treasury regulations on debt instruments issued with original issue discount, unless the indenture or junior subordinated debentures contain terms or conditions that make the likelihood of exercise of the deferral option remote. Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. We believe that the likelihood that we would exercise our option to defer payments of interest is "remote" because exercising that option would, among other


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

things, prevent us from (a) declaring dividends on any class of our equity securities, or (b) making any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank equal to or junior to the junior subordinated debentures. Based on this conclusion and in the absence of any specific definition of "remote" in the applicable Treasury regulations, we intend to take the position that the junior subordinated debentures will not be considered to be issued with original issue discount unless we exercise our option to extend the interest payment period. As a result, stated interest on the junior subordinated debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting instead of under the daily economic accrual rules for original issue discount instruments. Because of the factual nature of this issue, Squire, Sanders & Dempsey L.L.P. will not issue an opinion as to whether the likelihood that the option to defer payment of interest is remote.

         Under the Treasury regulations, if we were to exercise our option to defer payments of interest, the junior subordinated debentures would at that time be treated as issued with original issue discount, and all stated interest on the junior subordinated debentures would thereafter be treated as original issue discount as long as the junior subordinated debentures remain outstanding. If this occurred, all of a holder's interest income with respect to the junior subordinated debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of a capital security would be required to include in gross income original issue discount even though we would not make actual cash payments during a deferral period. The amount of such includible original issue discount could be significant. Also, under the Treasury regulations, if the option to defer the payment of interest were determined not to be "remote," the junior subordinated debentures would be treated as having been originally issued with original issue discount. In such event, a holder would be required to include in gross income an amount of original issue discount each taxable year that approximates the amount of interest that accrues on the junior subordinated debentures at the stated interest rate, regardless of such holder's method of tax accounting, and actual cash payments of interest on the junior subordinated debenture would not be separately includible in gross income.

CHARACTERIZATION OF INCOME

         Because income with respect to ownership of the capital securities will constitute interest income or original issue discount, corporate holders of the capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the capital securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURE OR CASH UPON LIQUIDATION OF THE TRUST

         We will have the right at any time to liquidate the Trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities. Under current law, the liquidation of the Trust and the distribution of the junior subordinated debentures to trust security holders, for federal income tax purposes, would be treated as a nontaxable event to each holder, and the aggregate tax basis in the junior subordinated debentures received by such holder would be equal to the holder's aggregate tax basis in its capital securities surrendered. A holder's holding period in the junior subordinated debentures received in liquidation of the Trust would be no shorter than the period during which the capital securities were held by that holder.

         The junior subordinated debentures may be redeemed for cash, and the proceeds of such redemption would be distributed to holders in redemption of their capital securities. Under current law, that redemption would constitute, for federal income tax purposes, a taxable disposition of the redeemed capital securities, the tax consequences of which are described below under "-- Sales or Redemptions of Capital Securities."

SALES OR REDEMPTIONS OF CAPITAL SECURITIES

         On a sale or redemption of a capital security for cash, a holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital security and the amount realized on the sale or redemption of that capital security. To the extent of any accrued but unpaid interest, the amount realized on the sale of such capital securities will be treated as ordinary income. If the rules regarding original issue discount do not apply, a holder's adjusted basis in a capital security generally will be its initial purchase price, and if the holder uses an accrual method of accounting, the holder will have a basis in any accrued but unpaid interest. If the rules regarding original issue discount apply, a holder's adjusted basis in a capital security generally will be its initial purchase price increased by any original issue discount previously included in the holder's gross income to the date of disposition and decreased by any payments received on


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

the capital security. Any gain or loss recognized on a sale or redemption of a capital security generally will be a capital gain or loss. The highest marginal individual federal income tax rate (which applies to ordinary income and gain from sales or exchanges of capital assets held for one year or less) is 39.6 percent. Capital gain recognized by an individual in respect of a capital security held for more than one year as of the date of sale or redemption is subject to a maximum federal income tax rate of 20 percent. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate income tax rates of up to 35 percent.

         The capital securities may trade at a price that discounts any accrued but unpaid interest on the junior subordinated debentures. Therefore, the amount realized by a holder who disposes of a capital security between distribution payment dates and whose adjusted basis in the capital security has been increased by the amount of any accrued but unpaid original issue discount (or interest) may be less than the holder's adjusted basis in the capital security. A holder's basis in a capital security could be increased either under the rules regarding original issue discount or, if those rules do not apply, in the case of a holder that uses an accrual method of accounting, under the accrual accounting rules. In that case, the holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

NON-U.S. HOLDERS

         For purposes of this discussion, a "Non-U.S. Holder" generally is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for federal income tax purposes.

         Under current federal income tax laws, subject to the discussion below of backup withholding, payments by the Trust or any of its paying agents to a Non-U.S. Holder will not be subject to federal withholding tax, provided that
(a) the Non-U.S. Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote, (b) the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership, (c) the Non-U.S. Holder is not a bank whose receipt of interest on the junior subordinated debentures is described in
Section 881(c)(3)(A) of the Code, (d) either (A) the Non-U.S. Holder certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of business (a "Financial Institution") and holds the capital security in that capacity certifies to the Trust or its agent, under penalties of perjury, that the statement has been received from the Non-U.S. Holder by it or by a Financial Institution between it and the Non-U.S. Holder and furnishes the Trust or its agent with a copy thereof, and (e) the securities are issued in registered form. New Treasury regulations provides alternative methods for satisfying the certification requirements described in clause (d), effective for certain payments made after December 31, 2000.

         If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the capital securities (or the junior subordinated debentures) is effectively connected with the conduct of that trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to federal income tax on that interest on a net income basis in generally the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits that are repatriated or treated as repatriated. For this purpose, the interest income would be included in the foreign corporation's earnings and profits. In the case of a Non-U.S. Holder entitled to the benefits of a tax treaty with the United States, the foregoing discussion generally applies only if the Non-U.S. Holder is engaged in business in the United States through a U.S. permanent establishment and the income on the junior subordinated debentures is attributable to that permanent establishment within the meaning of the treaty, and the rate of the branch profits tax may be limited to a rate prescribed by the treaty for the withholding of tax on dividends. New final Treasury regulations generally prescribe new methods for certifying that a Non-U.S. Holder is exempt from the withholding of federal income tax by reason of being engaged in trade or business or the United States.

         Any gain recognized upon a sale or other disposition of capital securities (or junior subordinated debentures) generally will not be subject to federal income tax unless (1) the gain is, or is treated as, effectively connected with a U.S. trade or business of the Non-U.S. Holder or (2) in the case of a Non-U.S. Holder who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and certain other conditions are met.


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

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         The amount of interest, including original issue discount, accrued on capital securities held of record by U.S. persons (other than corporations and other exempt holders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt U.S. persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

         Payment of the proceeds from the disposition of capital securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

         Non-U.S. Holders are generally exempt from the information reporting and backup withholding rules but may be required to comply with certain certification and identification requirements to prove their exemption.

         Any amount withheld from a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax liability, provided the required information is furnished to the IRS.

         It is anticipated that income on capital securities will be reported to holders on Form 1099 (or any successor form) and mailed to holders of capital securities by January 31 following each calendar year.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A CAPITAL SECURITY, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

GENERAL

         In evaluating the purchase of capital securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA (each, a Plan and collectively, Plans) should consider:

         - whether the ownership of capital securities is in accordance with the documents and instruments governing such Plan;

         - whether the ownership of capital securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and
                  Section 4975 of the Code;

         - whether the assets of the Trust are treated as assets of the Plan; and

         -        the need to value the assets of the Plan annually.

         In addition, the fiduciary of an individual retirement arrangement under 408 of the Code (an IRA) considering the purchase of capital securities should consider whether the ownership of the capital securities would result in a non-exempt prohibited transaction under Section 4975 of the Code.

         Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect

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

their investment in the capital securities. Any fiduciary of such a governmental or church plan considering an investment in the capital securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

         The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial action.

         PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF CAPITAL SECURITIES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN ASSET REGULATION

         Under Department of Labor regulations governing what constitutes the assets of a plan or IRA (Plan Assets) for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation," 29 C.F.R. Sec. 2510.3-101), when a Plan or IRA acquires an equity interest in another entity, and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Asset Regulation, is not "significant." For purposes of the Plan Asset Regulation, the Trust will be neither an investment company nor an operating company.

         Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the capital securities, the aggregate interest in the capital securities held by benefit plan investors will be less than 25% of the aggregate outstanding principal amount of the capital securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, such a result cannot be assured. Consequently, if Plans, IRAs or investors using assets of Plans purchase the capital securities, the Trust's assets could be deemed to be "plan assets" of such Plans and/or IRAs for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Code. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be a fiduciary of such Plan or IRA. The property trustee of the Trust could therefore become a fiduciary of the Plans and IRAs that invest in the capital securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the property trustee will have only limited discretionary authority with respect to the Trust assets and the remaining functions and responsibilities performed by the property trustee will be for the most part custodial and ministerial in nature.

PROHIBITED TRANSACTIONS

         The Trust, Sky Financial (the obligor with respect to the junior subordinated debentures held by the Trust) and their affiliates or the property trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the capital securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the capital securities or acquiring junior subordinated debentures, any person who is, or who is acquiring such securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the capital securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

         The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to a Plan or IRA, which is investing in the capital securities include the following (collectively referred to as the "ERISA Investor Exemptions"):

         - Prohibited Transaction Class Exemption (PTCE) 90-1, regarding investments by insurance company pooled separate accounts;

         - PTCE 91-38, regarding investments by bank collective investment funds;


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

         - PTCE 84-14, regarding transactions effected by qualified professional asset managers;

         - PTCE 96-23, regarding transactions effected by in-house asset managers; and

         - PTCE 95-60, regarding investments by insurance company general accounts.

         No person who is, or who in acquiring capital securities is using the assets of, a Plan or IRA may acquire capital securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of the capital securities will not result in a non-exempt Prohibited Transaction. The acquisition of the capital securities by any person who is, or who in acquiring such capital securities is using the assets of, a Plan or IRA shall be deemed to constitute a representation by such person to the trustee of the Trust, Sky Financial and the initial purchaser either that:

         - it is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase; or

         - such acquisition will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

         In the case of capital securities delivered in certificated form, the purchaser will be required to make such representation, in writing, to the trustee of the Trust, Sky Financial and the initial purchaser.

         THE DISCUSSION OF ERISA IN THIS PROSPECTUS IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF A PLAN, IRA, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT AND CONSIDER WHETHER THE PLAN OR IRA CAN MAKE THE REPRESENTATIONS NOTED ABOVE.

         FURTHER, THE SALE OF INVESTMENTS TO PLANS AND IRAS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, SKY FINANCIAL, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN.

         ANY PURCHASER PROPOSING TO ACQUIRE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN OR IRA SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange capital securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and we have agreed that, starting on the expiration date and ending on the close of business on the 90th day following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the expiration date, all dealers effecting transactions in the exchange securities may be required to deliver a prospectus.

         The Trust and we will not receive any proceeds from any sale of exchange capital securities by broker-dealers. Exchange capital securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange capital securities. Any broker-dealer that resells exchange capital securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange capital securities may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of exchange capital securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

         For a period of 90 days after the expiration date, the Trust and we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Trust and we have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the capital securities, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange capital securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the exchange capital securities, the exchange guarantee and the exchange debentures will be passed upon for us by Squire, Sanders & Dempsey L.L.P. Certain matters of Delaware law relating to the validity of the exchange capital securities will be passed upon on behalf of the Trust and us by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and us. Certain matters relating to United States federal income tax considerations will be passed upon for us by Squire, Sanders & Dempsey L.L.P., special tax counsel to us.

                                     RATINGS

         The exchange capital securities have been rated "baa1" by Moody's Investors Service, "BB+" by Standard & Poor's, "BBB-" by Duff & Phelps Credit Rating Co. and "BBB" by Thomson Financial BankWatch. The rating process addresses the structural and legal aspects associated with the exchange capital securities. In the event that the ratings initially assigned to the exchange capital securities are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the exchange capital securities.

         We have not requested that any rating agency rate the exchange capital securities other than as stated above. If another rating agency were to rate the exchange capital securities, such rating agency may assign a rating different from the ratings described above. Each security rating should be evaluated independently of any other security rating. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              INDEPENDENT AUDITORS

         The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this prospectus and in the Registration Statement, have been audited by Crowe, Chizek and Company LLP, independent auditors, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in reliance upon the report of Crowe, Chizek and Company LLP incorporated by reference herein.

================================================================================

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THAT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL OR DIFFERENT INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY SKY FINANCIAL CAPITAL JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD TRUST I BE UNLAWFUL. THE AFFAIRS OF SKY FINANCIAL OR THE TRUST MAY CHANGE AFTER THE DATE OF THIS PROSPECTUS. DELIVERY OF THIS PROSPECTUS AND THE SALES OF SECURITIES MADE HEREUNDER DOES NOT MEAN OTHERWISE. OFFER TO EXCHANGE ITS 9.34%



                    ---------------------------------------

                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

Available Information......................................................2
Incorporation of Certain Documents by
   Reference...............................................................2
Forward Looking Statements.................................................3
Summary....................................................................4
Summary Selected Financial Data...........................................12
Risk Factors..............................................................16
Use of Proceeds...........................................................23
Accounting Treatment......................................................23
Capitalization............................................................25
Sky Financial Group, Inc..................................................26
Regulation and Supervision................................................27
Sky Financial Capital Trust I.............................................29
The Exchange Offer........................................................30
Description of Exchange Capital Securities................................39
Description of Exchange Debentures........................................51
Description of Exchange Guarantee.........................................63
Description of Original Securities........................................66
Relationship Among the Exchange Capital
    Securities, the Exchange Debentures and
    the Exchange Guarantee................................................67
Certain Federal Income Tax Consequences...................................68
ERISA Considerations......................................................72
Plan of Distribution......................................................74
Legal Matters.............................................................75
Ratings...................................................................75
Independent Auditors......................................................75

================================================================================



                              SKY FINANCIAL CAPITAL
                                     TRUST I


                          OFFER TO EXCHANGE ITS 9.34%
                          CAPITAL SECURITIES, SERIES B

           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)

                      WHICH HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

                    FOR ANY AND ALL OF ITS OUTSTANDING 9.34%

                          CAPITAL SECURITIES, SERIES A

           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)


                            FULLY AND UNCONDITIONALLY
                            GUARANTEED, AS DESCRIBED
                             IN THIS PROSPECTUS, BY



                              [SKY FINANCIAL LOGO]








             -----------------------------------------------------
                                   PROSPECTUS
             -----------------------------------------------------






                                     , 2000


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by Section 1701.13(E) of the Ohio Revised Code, the code of regulations of Sky Financial provides that Sky Financial will indemnify any director or officer of Sky Financial or any person who is or has served at the request of Sky Financial as a director, officer or trustee of another corporation, joint venture, trust or other enterprise and his or her heirs, executors and administrators against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually or reasonably incurred because he or she is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. This indemnification is to the full extent and according to the procedures and requirements of Ohio law.

         In addition, Sky Financial has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Sky Financial's code of regulations are further changed. The indemnification rights available under the agreements are subject to certain exclusions, including (i) a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial and (ii) a provision that a corporation may not indemnify a person for any civil money penalty, judgment, liability or legal expense resulting from any proceeding instituted by the Office of the Comptroller of the Currency.

ITEM 21. LIST OF EXHIBITS


EXHIBIT NO.        DESCRIPTION
-----------        -----------

3.1 Sixth Amended and Restated Articles of Incorporation of Sky Financial Group, Inc. (incorporated by reference to Exhibit
                   3.1 to Sky Financial Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999).

3.2                Amended and Restated Regulations of Sky Financial Group, Inc.

4.1 Indenture between Sky Financial Group, Inc. and Wilmington Trust Company, as Debenture Trustee, dated as of March 31, 2000, relating to the Junior Subordinated Debentures.

4.2 Form of Certificate of Exchange Junior Subordinated Debentures (filed as Exhibit A to Exhibit 4.1 of this registration statement).

4.3 Certificate of Trust of Sky Financial Capital Trust I, dated as of March 22, 2000.

4.4 Declaration of Trust of Sky Financial Capital Trust I, dated as of March 21, 2000.

4.5 Amended and Restated Declaration of Trust for Sky Financial Capital Trust I, dated as of March 31, 2000.

4.6                Certificate of Common Securities of Sky Financial Capital
                   Trust I.

4.7 Form of Exchange Capital Security Certificate for Sky Financial Capital Trust I.

4.8 Common Securities Guarantee Agreement of Sky Financial Corporation dated as of March 31, 2000.

EXHIBIT NO.        DESCRIPTION
-----------        -----------

 4.9 Series A Capital Securities Guarantee Agreement of Sky Financial Corporation and Wilmington Trust Company, dated as of March 31, 2000.

 4.10 Series B Capital Securities Guarantee Agreement of Sky Financial Corporation and Wilmington Trust Company.

 4.11 Registration Rights Agreement among Sky Financial Group, Inc., Sky Financial Capital Trust I, and Sandler O'Neill & Partners, L.P., dated as of March 28, 2000.

 4.12 Liquidated Damages Agreement among Sky Financial Group, Inc., Capital Trust I, and Sandler O'Neill & Partners, L.P., dated as of March 31, 2000.

 5.1 Opinion of Squire, Sanders & Dempsey L.L.P. as to the validity of the securities registered hereunder (including the consent of that firm).

 5.2 Opinion of Richards, Layton & Finger, P.A. as to the validity of the Exchange Capital Securities (including the consent of that firm).

 8.1 Opinion of Squire, Sanders & Dempsey L.L.P. as to certain federal income tax matters (including the consent of that firm).

12.1 Computation of ratio of earnings to combined fixed charges (excluding interest on deposits).

12.2 Computation of ratio of earnings to combined fixed charges (including interest on deposits).

23.1 Consent of Squire, Sanders & Dempsey L.L.P. (included as part of Exhibits 5.1 and 8.1).

23.2 Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.2).

23.3               Consent of Crowe, Chizek and Company LLP.

24.1 Power of Attorney (included in the signature page of this registration statement).

25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Capital Securities of Sky Financial Capital Trust I.

25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Junior Subordinated Debentures of Sky Financial Group, Inc. (Exhibits A-D filed as Exhibits A-D of Exhibit 25.1 hereto).

25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Sky Financial Group, Inc. Exchange Guarantee with respect to Exchange Capital Securities (Exhibits A-D filed as Exhibits A-D of Exhibit 25.1 hereto).

99.1               Form of Letter of Transmittal.

99.2               Form of Notice of Guaranteed Delivery.

99.3 Form of Exchange Agent Agreement of Sky Financial Capital Trust I and Wilmington Trust Company.

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5               Form of Client Letter.

ITEM 22.  UNDERTAKINGS.

         The undersigned Registrants hereby undertake:

                  (A)(1) To file, during any period in which officers or sales are being made, a post-effective amendment to this Registration
         Statement:

                         (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                         Provided, however, that paragraphs (A)(1)(i) and
                         (A)(1)(ii) of this Item 22 do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) For purposes of determining any liability under the Securities Act of 1933, each filing of Sky Financials' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement-Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (D) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         Insofar as indemnification by the Registrants for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in Bowling Green, Ohio on July 28, 2000.


                                SKY FINANCIAL GROUP, INC.


                                By:  /s/ Marty E. Adams
                                   -------------------------------
                                     Marty E. Adams, Chairman of the Board of
                                     Directors, President and Chief Executive
                                     Officer


                                SKY FINANCIAL CAPITAL TRUST I


                                By:  /s/ W. Granger Souder, Jr.
                                   -------------------------------
                                     W. Granger Souder, Jr.,
                                     Administrative Trustee


                                By:  /s/ Kevin T. Thompson
                                   -------------------------------
                                     Kevin T. Thompson,
                                     Administrative Trustee


                                By:  /s/ Michael R. Moore
                                   -------------------------------
                                     Michael R. Moore,
                                     Administrative Trustee

                                POWER OF ATTORNEY


         We, the undersigned directors and officers of Sky Financial Group, Inc., do hereby severally constitute and appoint W. Granger Souder, Jr. our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said person may deem necessary or advisable to enable Sky Financial Group, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the offering contemplated by this Registration Statement on Form S-4, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below and any and all amendments, including post-effective amendments thereto; and we hereby ratify and confirm all that said person shall do or cause to by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Sky Financial Group, Inc. and in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----


/s/ Marty E. Adams                          Chairman of the Board of            July 27, 2000
------------------------------------        Directors, President and Chief
Marty E. Adams                              Executive Officer



/s/ Edward J. Reiter                        Senior Chairman of the              July 28, 2000
------------------------------------        Board of Directors
Edward J. Reiter


/s/ Thomas J. O'Shane                       Senior Executive Vice               July 31, 2000
------------------------------------        President and Director
Thomas J. O'Shane


/s/ Kevin T. Thompson                       Executive Vice President            July 28, 2000
------------------------------------        and Chief Financial Officer
Kevin T. Thompson


/s/ Gerard D. Aller                         Director                            July 28, 2000
------------------------------------
Gerard D. Aller


/s/ David A. Bryan                          Director                            July 28, 2000
------------------------------------
David A. Bryan


/s/ Keith D. Burgett                        Director                            July 28, 2000
------------------------------------
Keith D. Burgett


                                            Director
------------------------------------
George N. Chandler


/s/ Robert C. Duvall                        Director                            July 28, 2000
------------------------------------
Robert C. Duvall


                                            Director
------------------------------------
Del E. Goedeker


/s/ D. James Hilliker                       Director                            July 28, 2000
------------------------------------
D. James Hilliker


                                            Director
------------------------------------
Richard R. Hollington, Jr.


                                            Director
------------------------------------
Charles I. Homan


                                            Director
------------------------------------
Fred H. Johnson, III


/s/ H. Lee Kinney                           Director                            July 28, 2000
------------------------------------
H. Lee Kinney


/s/ Jonathan Levy                           Director                            July 28, 2000
------------------------------------
Jonathan Levy


                                            Director
------------------------------------
Marilyn O. McAlear


/s/ James C. McBane                         Director                            July 28, 2000
------------------------------------
James C. McBane


/s/ Kenneth E. McConnell                    Director                            July 28, 2000
------------------------------------
Kenneth E. McConnell


/s/ Gerard P. Mastroianni                   Director                            July 31, 2000
------------------------------------
Gerard P. Mastroianni


                                            Director
------------------------------------
Thomas S. Noneman


/s/ Gregory L. Ridler                       Director                            July 31, 2000
------------------------------------
Gregory L. Ridler


/s/ Patrick W. Rooney                       Director                            July 31, 2000
------------------------------------
Patrick W. Rooney


/s/ Emerson J. Ross, Jr.                    Director                            July 31, 2000
------------------------------------
Emerson J. Ross, Jr.


/s/ Douglas J. Shierson                     Director                            July 28, 2000
------------------------------------
Douglas J. Shierson


/s/ C. Gregory Spangler                     Director                            July 28, 2000
------------------------------------
C. Gregory Spangler


/s/ Robert E. Spitler                       Director                            July 31, 2000
------------------------------------
Robert E. Spitler


                                            Director
------------------------------------
Robert E. Stearns


/s/ Joseph N. Tosh, II                      Director                            July 28, 2000
------------------------------------
Joseph N. Tosh, II

                                  EXHIBIT INDEX

                                   DESCRIPTION
                                   -----------


EXHIBIT NO.        DESCRIPTION
-----------        -----------

 3.1 Sixth Amended and Restated Articles of Incorporation of Sky Financial Group, Inc. (incorporated by reference to Exhibit
                   3.1 to Sky Financial Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999).

 3.2               Amended and Restated Regulations of Sky Financial Group, Inc.

 4.1 Indenture between Sky Financial Group, Inc. and Wilmington Trust Company, as Debenture Trustee, dated as of March 31, 2000, relating to the Junior Subordinated Debentures.

 4.2 Form of Certificate of Exchange Junior Subordinated Debentures (filed as Exhibit A to Exhibit 4.1 of this registration statement).

 4.3 Certificate of Trust of Sky Financial Capital Trust I, dated as of March 21, 2000.

 4.4 Declaration of Trust of Sky Financial Capital Trust I, dated as of March 21, 2000.

 4.5 Amended and Restated Declaration of Trust for Sky Financial Capital Trust I, dated as of March 31, 2000.

 4.6               Certificate of Common Securities of Sky Financial Capital
                   Trust I.

 4.7 Form of Exchange Capital Security Certificate for Sky Financial Capital Trust I.

 4.8 Common Securities Guarantee Agreement of Sky Financial Corporation dated as of March 31, 2000.

 4.9 Series A Capital Securities Guarantee Agreement of Sky Financial Corporation and Wilmington Trust Company, dated as of March 31, 2000.

 4.10 Series B Capital Securities Guarantee Agreement of Sky Financial Corporation and Wilmington Trust Company.

 4.11 Registration Rights Agreement among Sky Financial Group, Inc., Sky Financial Capital Trust I, and Sandler O'Neill & Partners, L.P., dated as of March 28, 2000.

 4.12 Liquidated Damages Agreement among Sky Financial Group, Inc., Capital Trust I, and Sandler O'Neill & Partners, L.P., dated as of March 31, 2000.

 5.1 Opinion of Squire, Sanders & Dempsey L.L.P. as to the validity of the Exchange Junior Subordinated Debentures and the Exchange Guarantee (including the consent of that firm).

 5.2 Opinion of Richards, Layton & Finger, P.A. as to the validity of the Exchange Capital Securities (including the consent of that firm).

 8.1 Opinion of Squire, Sanders & Dempsey L.L.P. as to certain federal income tax matters (including the consent of that firm).

12.1 Computation of ratio of earnings to combined fixed charges (excluding interest on deposits).

12.2 Computation of ratio of earnings to combined fixed charges (including interest on deposits).

EXHIBIT NO.        DESCRIPTION
-----------        -----------

23.1 Consent of Squire, Sanders & Dempsey L.L.P. (included as part of Exhibits 5.1 and 8.1).

23.2 Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.2).

23.3               Consent of Crowe, Chizek and Company LLP.

24.1 Power of Attorney (included in the signature page of this registration statement).

25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Capital Securities of Sky Financial Capital Trust I.

25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Junior Subordinated Debentures of Sky Financial Group, Inc. (Exhibits A-D filed as Exhibits A-D of Exhibit 25.1 hereto).

25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Sky Financial Group, Inc. Exchange Guarantee with respect to Exchange Capital Securities (Exhibits A-D filed as Exhibits A-D of Exhibit 25.1 hereto).

99.1               Form of Letter of Transmittal.

99.2               Form of Notice of Guaranteed Delivery.

99.3 Form of Exchange Agent Agreement of Sky Financial Capital Trust I and Wilmington Trust Company.

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5               Form of Client Letter.